Exhibit 99.2

                         AMENDED AND RESTATED AGREEMENT

This Agreement (the "Agreement") is made and entered into on the 22nd day of August 2001 by and among PARAMARK ENTERPRISES, INC., a Delaware corporation ("Paramark") with an address at c/o Charles N. Loccisano, 167 Main Street, Hackensack, NJ 07601, CHARLES N. LOCCISANO ("Loccisano") with an address at 167 Main Street, Hackensack, NJ 07601, ALAN S. GOTTLICH ("Gottlich") with an address at 8 Edward Court, Tenafly, NJ 07670, PAUL LOVITO, MATTHEW LOVITO and MARK LOVITO (collectively "Lovito") with an address at 2855 North University Drive Road, Suite 320, Coral Springs, FL 33065

                                    RECITALS

A  On June 28, 2001 the parties hereto entered into an agreement (the
"Agreement");

B. The parties desire to Amend and Restate the Agreement as more particularly set forth below;

C. All references in this document hereinafter to the "Agreement" shall be deemed to be references to this Amended and Restated Agreement

                                   ARTICLE 1

                                 DEFINED TERMS

1.1 CERTAIN DEFINED TERMS. Certain terms used in this Agreement shall have the respective meanings ascribed to them as more particularly set forth below:

"Board Guarantee" means the agreement of Lovito, jointly and severally, by their execution of this Agreement, that Loccisano and Gottlich may immediately designate four (4) additional members to the Successor Board (as defined in Section 4.2)of Paramark, all upon any failure of Lovito to fulfill an obligation under this Agreement that is secured by the Board Guarantee.

"Brooks Street Agreement" means that certain Asset Purchase and Sale and Security Agreement, dated October 9, 2000 by and among Paramark Enterprises, Inc., Brooks Street Companies, Inc. and NV Commercial LLC, a copy of which Brooks Street Agreement is annexed hereto as EXHIBIT C.

"D&O Insurance" means that certain Directors and Officers Liability Insurance Policy currently maintained by Paramark with Chubb Insurance Company under policy number 8182-62-95-FPO and requiring an annual premium payment of $40,000.00

"Escrow Account" means that certain bank account to be set up in a commercial banking institution located in the State of New Jersey, the sole signatories of which account shall be Loccisano and Gottlich.

"Gottlich Shares" means the 187,339 shares of issued and outstanding stock of Paramark owned by Gottlich, Lorraine Gottlich (Gottlich's spouse) or by any trust whose beneficiaries are either Gottlich, Lorraine Gottlich or their children.

"Lady Baltimore Action" means that certain legal action titled Pensabene International, Inc. d/b/a Lady Baltimore Bakery, et al. vs. Paramark Enterprises, Inc., et al. being maintained In the Superior Court for the State of California in and for the City and County of Marin, under Case No. 006365

"Loccisano Shares" means the 1,431,924 shares of issued and outstanding stock of Paramark owned by Loccisano, June Loccisano (Loccisano's spouse) or by any trust whose beneficiaries are either Loccisano, June Loccisano or their children.

"Lovito Guarantee" means that certain guarantee by Lovito of the payments under the Consulting Agreements, the Stock Restriction Fee and the Employment Agreements (each as hereinafter defined), the form of which guarantee is annexed hereto as EXHIBIT B.

"Minimum Trade Price" means a public market bid price of not less than $0.20 per share for the issued and outstanding common stock of Paramark being in effect for any consecutive thirty (30) day period in the one (1) year immediately ensuing after the date of the Transaction Closing.

"Rich Products Agreement" means that certain Asset Purchase Agreement, dated October 9, 2000, between Rich Products Manufacturing Corporation, Rich Products Corporation and Starbake, Inc.

"Rich Transaction Proxy Statement" means that certain Proxy Statement, dated November 15, 2000, issued by Paramark and describing, inter alia, the Rich Products Agreement and the Brooks Street Agreement.

"Transaction Closing" means the date set forth in Article 8 of this Agreement.

"Company Stock" means all authorized but unissued shares of common stock of Paramark, which shares have not been registered with the Securities and Exchange Commission and which shares are therefor deemed to be restricted shares for the purpose of trading thereof and bear an appropriate legend accordingly.

                                   ARTICLE 2

              PURCHASE AND SALE OF PARAMARK COMMON STOCK BY LOVITO

2.1 PURCHASE AND SALE OF COMPANY STOCK. Lovito hereby agree to purchase from Paramark, and Paramark agrees to sell to Lovito, 500,000 shares of Company Stock (the "Purchased Company Stock"), at a price of $.06 per share resulting in an aggregate consideration payable to Paramark of $30,000 (the "Company Stock Purchase Price").

2.2 CLOSING ON COMPANY STOCK. Lovito shall pay the Company Stock Purchase Price to Paramark, and simultaneously therewith the Purchased Company Stock will be issued by Paramark, all to occur at the Transaction Closing. The entire Company Stock Purchase Price shall be deposited into the Escrow Account..


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

2.3 PUT FOR THE SALE OF LOCCISANO AND/OR GOTTLICH SHARES. During the Put Option Period, as described and defined immediately below, Loccisano and/or Gottlich shall have the right, jointly and severally, to offer to sell to Lovito or Paramark up to one half (1/2) of each of the Loccisano Shares and the Gottlich Shares (the "Loccisano/Gottlich Sale Offer"). Within fifteen (15) days of receipt of the Loccisano/Gottlich Sale Offer (in a manner consistent with the Notice provisions set forth in the last Article of this Agreement), from either Loccisano, Gottlich or both of them, Lovito shall be obligated to acquire the shares represented by the Loccisano/Gottlich Sale Offer directly, or shall cause Paramark to acquire same, and shall pay the consideration therefor simultaneously therewith as more particularly set forth hereinbelow.

2.4 PUT OPTION PERIOD. The "Put Option Period", as used herein, shall be the earlier to occur of either of the following:

a. The sixty (60) days immediately ensuing after the completion of the Minimum Trade Price period assuming the Tender Offer is not commenced; or

b. The thirty (30) day period immediately ensuing after the completion of the Tender Offer (as defined below)

2.5 PURCHASE PRICE AND PAYMENT FOR THE LOCCISANO AND GOTTLICH SHARES. At Lovito's option, Lovito or Paramark will pay, for the Loccisano Shares and the Gottlich Shares, the following sum and in the following manner: $0.20 per share for the Loccisano and Gottlich Shares that are the subject of the Loccisano/Gottlich Sale Offer within five (5) days of receiving notice of the Loccisano/Gottlich Sale Offer.

2.6 GUARANTEE BY LOVITO, ETC. OF DEFERRED PAYMENT OPTION. Each and every obligation of Lovito or Paramark under the Deferred Payment Option is hereby secured by the Lovito Guarantee.

                                   ARTICLE 3

                                  TENDER OFFER

3.1 TENDER OFFER TO PARAMARK SHAREHOLDERS. Lovito hereby agree and undertake to cause Paramark, no later than twelve (12) months after the Transaction Closing (the "Tender Offer Date"), to issue a tender offer (the "Tender Offer") to all holders of issued and outstanding stock of Paramark for the acquisition of all of such stock at a price of $0.20 per share. Lovito shall be obligated to make the Tender Offer only if the Minimum Trade Price has not been met on or before the Tender Offer Date. Loccisano and Gottlich, in consideration of the put option each holds pursuant to Section 2.3 hereinabove, hereby agree not to tender their stocks in response to the Tender Offer.

3.2 GUARANTEE OF TENDER OFFER. Each and every obligation of Paramark under the Tender Offer is hereby secured by the Board Guarantee.

3.3 RESTRICTION ON ADDITIONAL SHARE PURCHASES BY LOVITO. Lovito shall not purchase, or offer to purchase, any securities of Paramark during the period to commence on the


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

date of this Agreement and to expire on the earlier of: (a) the achievement of the Minimum Trade Price or (b) the completion of the Tender Offer (if required).

                                   ARTICLE 4

                               BOARD OF DIRECTORS

4.1 RESIGNATION OF CURRENT BOARD. All current members of the Board of Directors of Paramark shall resign thirty (30) days after the Transaction Closing.

4.2 SUCCESSOR BOARD APPOINTED BY LOVITO. Upon the foregoing resignation of the current Board of Directors of Paramark, the members of a new Board of Directors for Paramark shall be immediately appointed and they shall be Paul Lovito, Mark Lovito and Matthew Lovito (the "Successor Board"). The Successor Board shall consist of said three (3) members until the earlier of the achievement of the Minimum Trade Price or completion of the Tender Offer. Upon the appointment of the Successor Board all the current officers of Paramark shall resign and the following individual shall be appointed to the following offices in their stead:

Paul Lovito             CEO, Chairman of the Board and President

Matthew Lovito          Vice President and CFO

Mark Lovito             Vice President and Secretary

                                   ARTICLE 5

         BROOKS STREET AND RICH PRODUCTS AGREEMENTS PAYMENTS IN ESCROW

5.1 PAYMENTS TO BE MADE INTO ESCROW ACCOUNT. All payments due and owing to Paramark, after the Transaction Date, pursuant to the Brooks Street Agreement and the Rich Products Agreement shall be made into the Escrow Account (the "Escrow Payments"). The Escrow Payments shall be used for each and all of the following purposes (the "Escrow Obligations"):

a. All legal and accounting fees accrued on behalf of Paramark up to the Transaction Date;

b. All outstanding trade payable obligations of Paramark, and its wholly owned subsidiary Starbake, Inc., as of the Transaction Date;

c. All legal fees due and owing on behalf of Paramark, Loccisano and Gottlich pursuant to the Lady Baltimore Action and any sums that may have to be paid in settlement of, or pursuant to a judgment rendered under, the Lady Baltimore Action;

d. All sums due and owing to Loccisano and/or Gottlich by Paramark pursuant to their respective employment agreements (the "Employment Agreements"), as more particularly set forth in the Rich Transaction Proxy Statement.

e.    The excess D&O Insurance premium, if any.


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

5.2 TERMINATION OF ESCROW ACCOUNT. The Escrow Account shall terminate upon the occurrence of each and all of the following:

a.    Fulfillment of all the Escrow Obligations;

b.    Completion of the Tender Offer (if required pursuant to its terms); and

Any sums remaining in the Escrow Account after the occurrence of each and all of the foregoing shall be delivered to Paramark for use by Paramark solely in payment of Paramark's ongoing operating expenses. In no event may any such sums delivered to Paramark be used to make any payments to Loccisano and/or Gottlich under the Deferred Payment Option. Nothing set forth herein shall be deemed to be a limitation of Paramark's obligations with regard to each and all of the matters set forth in this Section and to the extent there are insufficient funds in the Escrow Account to make all of the foregoing payments then Paramark shall continue to remain obligated for such payments

5.3 CONTINGENT ON AGREEMENT OF BROOKS STREET AND RICH PRODUCTS. The obligation to proceed to the Transaction Closing shall be contingent on Brooks Street Companies, Inc. and Rich Products Manufacturing Corporation agreeing, in writing, to make all payments that remain due and owing pursuant to the Brooks Street Agreement and the Rich Products Agreement directly into the Escrow Account (the "Rich Products and Brooks Street Consent").

                                   ARTICLE 6

             LOCCISANO/GOTTLICH RESTRICTION, CONSULTING AGREEMENT,
                          EMPLOYMENT AGREEMENTS, ETC.

6.1 RESTRICTION ON SALE OF LOCCISANO AND GOTTLICH SHARES. Loccisano and Gottlich hereby agree that, for a period:

a. that will terminate upon the completion of the Tender Offer (if a Tender Offer must occur pursuant to this Agreement); or

b. that will terminate sixty (60) days after the completion of the Minimum Trade Price Period, if no Tender Offer occurs because the Minimum Trade Price has been met

Loccisano and Gottlich shall not offer to sell, except pursuant to the Loccisano/Gottlich Sale Offer, any of their respective Loccisano Shares and Gottlich Shares except for quarterly sales than shall not exceed 40,000 Loccisano Shares and 20,000 Gottlich Shares. In consideration therefore, Lovito shall pay Loccisano and Gottlich an aggregate fee of $66,000.00 payable in twelve (12) equal monthly installments commencing with the Transaction Closing (the "Stock Sale Restriction Fee"). Payment of the Stock Sale Restriction Fee shall be secured by the Lovito Guarantee.

6.2 LOCCISANO AND GOTTLICH CONSULTING AGREEMENTS. Lovito hereby agrees to retain the services of Loccisano and Gottlich to act as consultants to Lovito to aid in the transition of management control of Paramark to Lovito. Loccisano and Gottlich shall provide their


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

respective consulting services to Lovito pursuant to the Consulting Agreements annexed hereto as EXHIBITS E & F respectively, which Consulting Agreements will provide for an aggregate payment to Loccisano and Gottlich of $24,000.00 payable in twelve (12) equal monthly installments commencing with the Transaction Closing. All payments under the Consulting Agreements shall be secured by the Lovito Guarantee

6.3 FURTHER SECURITY FOR SUMS DUE AND OWING PURSUANT TO THE EMPLOYMENT AGREEMENTS. Paramark's obligation to make the payments due to Loccisano and Gottlich pursuant to the Employment Agreements will be secured, simultaneously with the Transaction Closing, by an irrevocable assignment by Paramark to Loccisano and Gottlich of payments due and owing to Paramark pursuant to the Rich Products Agreement (the "Rich Products Assignment"). The Rich Products Assignment shall provide and include:

a. An irrevocable assignment and conveyance to Loccisano and Gottlich of a portion of each payment, due and owing to Paramark pursuant to the Rich Products Agreement, sufficient to make the corresponding payments then coming due under the Employment Agreements;

b. Written acknowledgement by Rich Products Manufacturing Corporation of the foregoing irrevocable assignment and conveyance.

c. A first priority security interest granted by Paramark to Loccisano and Gottlich in all payments due and owing to Paramark under the Rich Products Agreement.

In consideration for the foregoing, Loccisano and Gottlich agree that Paramark shall have no further obligations to make the payments due and owing under the Employment Agreements other than from all payments remaining due and owing pursuant to the Rich Products Agreement and/or the Brooks Street Agreement

6.4 LADY BALTIMORE ACTION. Loccisano and Gottlich are hereby appointed effective as of the Transaction Closing, jointly and severally, as agents of Paramark with exclusive authority to take any and all actions and execute any all documents in connection with the defense and/or prosecution of the Lady Baltimore Action including, but not limited to, payment of all legal fees incurred, entry into a settlement and all other matters related to the Lady Baltimore Action, all upon the following terms and conditions:

a. Paramark shall remain liable for all legal fees incurred in the representation of Loccisano and Gottlich in the Lady Baltimore Action;

b. Any payments made by Loccisano and/or Gottlich in connection with the foregoing agency shall be made from the Escrow Account;

c. In the event payments under the Lady Baltimore Action shall, or may exceed, the amounts available from the Escrow Account then, before taking further action that shall lead to any liability on the part of Paramark for such payments, Loccisano and/or Gottlich shall be required to obtain the consent of Lovito, which consent will not be unreasonably withheld or delayed.


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

                                   ARTICLE 7

                  REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

7.1 REPRESENTATIONS AND WARRANTIES OF PARAMARK. Paramark warrants and represents to Lovito, all to its knowledge and without making any independent inquiries in connection with this Agreement, that as of the date hereof and as of the Closing Date::

a. Corporate Status. Paramark is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

b. Power and Authority. Paramark has the corporate power, authority and legal right to execute, deliver and perform this Agreement and the execution, delivery and performance of this Agreement by Paramark have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by a duly authorized officer of Paramark, and this Agreement constitutes, and such instruments when executed and delivered will constitute, legal, valid and binding obligations of Paramark enforceable against Paramark in accordance with their respective terms.

7.2 REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS OF LOVITO. Lovito represent and warrant and undertake to Paramark, Loccisano and Gottlich, jointly and severally, as of the date of this Agreement as follows:

a. Full Disclosure and Access. Lovito acknowledge and confirm that they have been granted full disclosure and access by Paramark, Loccisano and Gottlich with respect to any and all matters required to enable Lovito to enter into the transactions contemplated by this Agreement and that Lovito have completed all of their due diligence with regard to all matters related thereto.

b Lady Baltimore Action. Lovito acknowledge and confirm that the amount of damages, costs and/or settlement fees that may be the obligation of Paramark pursuant to the Lady Baltimore Action are unknown and uncertain as of this date and no representations to the contrary have been made to Lovito.

c D&O Insurance. Lovito will maintain the policy of D&O Insurance in full force and effect for a period of not less than three hundred and sixty five (365) days after the Transaction Closing and Loccisano, Gottlich Phil Friedman and Paul Bergrin (the "Current Board") shall continue to be named as insureds thereunder during said period. Loccisano and Gottlich shall be designated as simultaneous recipients for all notices by the insurer under the D&O Insurance. If the premiums during said period for the D&O Insurance shall require additional payments solely because of the continued insurance of the members of the Current Board then any such excess shall be paid from the Escrow Account. If Lovito and/or Paramark do not make the payments required to maintain the D&O Insurance then Loccisano and/or Gottlich may make same and such payments shall be reimbursed through and secured by the Lovito Guarantee.

d. Net Worth Statements. Annexed hereto as EXHIBIT H current net worth statements for


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

      each Lovito and which net worth statements are hereby certified by Lovito be accurate and complete in all respects

e. Loccisano as Observer of Successor Board. Until the earlier of the achievement of the Minimum Bid Price or the completion of the Tender Offer (if required), Loccisano shall serve as an unpaid and nonvoting observer at all meetings of the Successor Board and shall participate in all meetings of such Successor Board either personally or via telephone and if such participation is personal then Paramark shall pay all reasonable travel and lodging expenses of Loccisano in connection with same.

f. Paramark filing secured by Board Guarantee. Until the earlier of the achievement of the Minimum Trade Price or completion of the Tender Offer, the Board Guarantee shall secure, after the Transaction Closing, Paramark's obligation to timely file and/or prepare, when required, any reports with the Securities and Exchange Commission, any tax returns and/or any certified financial statements.

g. Bankruptcy Filing. The Successor Board shall not cause Paramark to file a voluntary petition in bankruptcy or to make a general assignment for the benefit of its creditors, nor shall the Successor Board acquiesce in the involuntary filing of bankruptcy petition against Paramark by its creditors (the "Bankruptcy Filing"), without obtaining the prior written consent of Loccisano and Gottlich (however this restriction shall expire on the later to occur of (x) the achievement of the Minimum Trade Price or
      (y) the completion of the Tender Offer) (z) the expiration of the thirteenth full month ensuing after the Transaction Closing. In the event a Bankruptcy Filing occurs in violation of this subsection, then the Lovito Guarantee shall apply to any payments remaining due and owing under the Employment Agreements to the extent such payments are not made or are delayed because of the Bankruptcy Filing except that the Lovito Guarantee shall not apply to such Employment Agreement payments to the extent the Bankruptcy Filing occurs after, and in the event, of an entry of a judgment against Paramark in the Lay Baltimore Action in excess of $400,000.

h. Assistance in Registration of Loccisano and Gottlich Shares. After the earlier of the achievement of the Minimum Trade Price or the completion of the Tender Offer, the Successor Board shall cause Paramark to render any and all assistance that may be required by Loccisano and/or Gottlich, to register the Loccisano Shares and/or the Gottlich Shares in accordance with applicable rules and regulations of the Securities and Exchange Commission and such assistance shall be rendered without cost to Loccisano and Gottlich.

(i) Accredited Investor. Each of the Lovitos is an accredited investor as the term is defined in Rule 501(a) of the Regulation D of the Rules and Regulations of the Securities and Exchange Commission as of the date hereof, a copy of which is attached hereto, and is sufficiently experienced in financial and business matters to be capable of evaluating the merits and numerous and substantial risks of this highly speculative investment in Paramark.

(j) Evaluation of Merits of Transaction. Each of the Lovitos and his purchaser representative, if any, have evaluated the merits and substantial risks of this proposed


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

      investment in Paramark, including those risks particular to his personal situation, and has determined that this investment is suitable for him, despite its highly speculative nature. Each of the Lovitos has a substantial net worth and adequate financial resources for an investment of this character, and at this time each of the Lovitos could bear a complete loss of his investment. Further, each of the Lovitos will continue to have, after making his investment in Paramark, adequate means of providing for his current needs and of those dependent on him, and possible personal contingencies.

(k) Sufficient Information about Paramark. Each of the Lovitos is aware of Paramark's business affairs and financial condition and has acquired sufficient information about Paramark, its management, financial condition, business and operations, and substantial risks associated with the investment in Paramark to reach an informed and knowledgeable decision to acquire the Purchased Common Stock. Each of the Lovitos is acquiring the Purchased Common Stock for investment for his own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

(l) Restricted Securities. Each of the Lovitos acknowledges and understands that the Purchased Common Stock constitutes "restricted securities" under the Securities Act and has not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Lovito's investment intent as expressed herein. Each of the Lovitos understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if the representation by any of the Lovitos was predicated solely upon a present intention to hold the Purchased Common Stock for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Purchased Common Stock, or for a period of one year or any other fixed period in the future. Each of the Lovitos further understands that the Purchased Common Stock must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Each of the Lovitos further acknowledges and understands that Paramark is under no obligation to register the Purchased Common Stock. Each of the Lovitos understands that the certificate evidencing the Purchased Common Stock will be imprinted with a legend which prohibits the transfer of the Purchased Common Stock unless they are registered or such registration is not required in the opinion of counsel satisfactory to Paramark and any other legend required under applicable state securities laws.

(m) Rule 144. Each of the Lovitos is familiar with the provisions of Rule 144 promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 144, as currently in effect, provides that an affiliate of Paramark or a person who has beneficially owned the securities for at least one year but less than two years is entitled to sell within in any three month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of Paramark or the average weekly trading volume during the four weeks


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

      preceding the sale upon compliance with the applicable requirements of Rule 144. No assurance can be given that Paramark will meet the requirements of Rule 144 necessary to be met by Paramark in order to permit sales pursuant to Rule 144. A person who is not an affiliate of Paramark at any time during the three months prior to the sale and has beneficially owned the Securities for at least two years, may sell such shares without regarding to the limitations imposed by Rule 144. The Lovitos understand and acknowledge that each of them would be considered an affiliate for purposes of Rule 144.

(n) Registration Requirement if Rule 144 Not Satisfied. Each of the Lovitos further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Each of the Lovitos understands that no assurances can be given that any such other registration exemption will be available in such event.

(o) Legend. Each of the Lovitos acknowledges that the Purchased Company Stock will contain the following legend:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL (SATISFACTORY TO THE COMPANY AND ITS COUNSEL), STATING THAT SUCH SALE, TRANSFER OR ASSIGNMENT IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

7.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties, covenants and agreements made by the parties in this Agreement shall survive the Transaction Closing.

                                   ARTICLE 8

                              TRANSACTION CLOSING

8.1 PRECONDITIONS AND DATE OF TRANSACTION CLOSING. The Transaction Closing is preconditioned upon, and shall occur immediately after, the occurrence of each and all of the following (unless otherwise stated below):


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

a. Consent and approval of the transactions contemplated hereunder by the existing Board of Directors of Paramark;

b.    Receipt of the Rich Products and Brooks Street Consent; and

c. Receipt of confirmation by Paramark from its counsel that all preconditions to the Transaction Closing have been satisfied.

8.2 POST CLOSING REQUIREMENTS. Paramark agrees to take and the Lovitos agree to cause Paramark to take the following steps following the closing within the timeframes specified below:

a. Not less than ten (10) days having transpired after Paramark completes any and all required notices and filings arising out of this Agreement, including but not necessarily limited to, all notices to Paramark shareholders and filing with the Securities and Exchange Commission, including but not necessarily limited to, all notices and filings required pursuant to Rule 14f-1 of the Proxy Rules of the Securities and Exchange Commission;

b. The filing by Paramark with the Securities and Exchange Commission Form 8-K with Item 5 disclosure promptly after the Transaction Closing;

c. The filing by Paramark with the Securities and Exchange Commission Form 8-K with Item 1 disclosure five (5) days after the appointment of the Successor Board; and

                                   ARTICLE 9

                                 MISCELLANEOUS

9.1 DEFAULT. The Board Guarantee shall secure, in addition to any items specifically set forth above, all obligations and undertaking of Paramark and/or Lovito hereunder, commencing with the Transaction Closing and terminating on the latter of the achievement of the Minimum Trade Price or the completion of the Tender Offer, except that the Board Guarantee shall not secure the making of all payments under the Deferred Payment Option, the Stock Restriction Fee and the Consulting Agreements.

9.2 BROKERS' AND FINDERS' FEES. The parties hereto represent to each other that all negotiations relative to this Agreement have been carried on by the parties directly without the intervention of any person who may be entitled to any brokerage or finder's fee or other commission in respect of this Agreement or the consummation of the transactions contemplated hereby. Each party agrees to indemnify and hold harmless the other party, as the case may be, against any and all claims, losses, liabilities and expenses which may be asserted against or incurred by them as a result of any party's dealings, arrangements or agreements with any such person or entity.

9.3 EXPENSES. The parties shall pay their own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby.

9.4 CONTENTS OF AGREEMENT; PARTIES IN INTEREST; ETC. This Agreement sets forth the entire understanding of the parties with respect to the transactions contemplated hereby. It shall not be amended or modified except by written instrument duly executed by each of the parties hereto. Any and all previous agreements and understanding between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

9.5 ASSIGNMENT AND BINDING EFFECT. No party to this Agreement shall assign this Agreement nor any part of it, nor delegate any obligation imposed by this Agreement without the prior written consent of the other. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the respective parties hereto.

9.6 WAIVER. Any term or provision of this Agreement may be waived at any time by the party or parties entitled to the benefit thereof by a written instrument duly executed by such party or parties.

9.7 NOTICES. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally, by guaranteed overnight courier or sent by fax or by registered or certified mail, postage prepaid, to the parties respective address set forth hereinabove or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered or faxed.

9.8 GOVERNING LAW. This Agreement shall be governed by and interpreted and enforced in accordance with the laws, and in the courts, of the State of New Jersey with regard to any and all matters, issues, claims and controversies relating thereto.

9.9 NO BENEFIT TO OTHERS. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their heirs, administrators, legal representatives, successors and assigns, and they shall not be construed as conferring any rights on any other persons.

9.10 SEVERABILITY. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts and any parties hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

9.12 COMPLIANCE WITH FLORIDA BLUE SKY LAWS. The transactions contemplated herein are subject to compliance with applicable Blue Sky laws of the State of Florida. Each of the Lovitos acknowledges and agrees that the stock purchase described in
Section 2.1 is subject to a three (3) day right of rescission described below commencing upon the receipt of consideration by Paramark and as a result the Purchased Company Shares shall bear the following legend:

      PURSUANT TO SECTION 517.061(11)(A)(5) OF THE FLORIDA SECURITIES ACT, ANY SALE IN THE STATE OF FLORIDA IS VOIDABLE BY THE PURCHASER IN SUCH SALE EITHER WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER, OR AN ESCROW AGENT OR WITHIN THREE (3) DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER. TO ACCOMPLISH THIS WITHDRAWAL, A SUBSCRIBER NEED ONLY SEND A LETTER OR TELEGRAM TO THE COMPANY AT THE ADDRESS SET FORTH IN THIS DOCUMENT INDICATING HIS INTENTION TO WITHDRAW.

      SUCH LETTER OR TELEGRAM SHOULD BE SENT AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED THIRD BUSINESS DAY. IT IS ADVISABLE TO SEND SUCH LETTER BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ENSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME IT WAS MAILED. IF THE REQUEST IS MADE ORALLY, IN PERSON OR BY TELEPHONE TO AN OFFICER OF THE COMPANY, A WRITTEN CONFIRMATION THAT THE REQUEST HAS BEEN RECEIVED SHOULD BE REQUESTED.

IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first written.

                                        PARAMARK ENTERPRISES, INC.


                                        By: /s/ Alan S. Gottlich
                                            ------------------------------------
                                                Alan S. Gottlich, President


/s/ Charles N. Loccisano
------------------------------------
       CHARLES N. LOCCISANO


/s/ Alan S. Gottlich
------------------------------------
        ALAN S. GOTTLICH

                                            /s/ Paul Lovito
                                            ------------------------------------
                                                    PAUL LOVITO


                                            /s/ Mark Lovito
                                            ------------------------------------
                                                    MARK LOVITO


                                            /s/ Matthew Lovito
                                            ------------------------------------
                                                    MATTHEW LOVITO

                                                                       Exhibit B

                                                                 August 22, 2001

               UNCONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE

      1. FOR AND IN CONSIDERATION OF the sum of Ten and No/10 Dollars ($10.00) and other good and valuable consideration paid or delivered to the undersigned (hereinafter individually and collectively referred to as "Guarantor"), the receipt and sufficiency whereof are hereby acknowledged by Guarantor, and for the purpose of seeking to induce CHARLES N. LOCCISANO ("Loccisano") with an address at 167 Main Street, Hackensack, NJ 07601 and ALAN S. GOTTLICH ("Gottlich") with an address at 8 Edward Court, Tenafly, NJ 07670, (Loccisano and Gottlich are collectively and individually referred to herein as "Beneficiary"), to:

      A. Induce Beneficiary to enter into and close upon a certain Amended and Restated Agreement (the "Acquisition Agreement"), dated August 22, 2001, and entered into between Paramark Enterprises, Inc. ("Paramark"), Guarantor and Beneficiary, a copy of which Acquisition Agreement is annexed hereto and incorporated by reference, as EXHIBIT A; and

      B. Which entry and closing by Beneficiary under the Acquisition Agreement is to the direct interest and advantage of Guarantor,

      Guarantor, jointly, severally and unconditionally does hereby unconditionally guarantee to Beneficiary, jointly and severally and to Beneficiary's respective successors, successors-in-title and assigns the following (the "Obligations"):

      C. The full and prompt payment when due, whether by acceleration or otherwise, of all sums due and owing to each Beneficiary pursuant to the Stock Sale Restriction Fee referenced in Section 6.1 of the Acquisition Agreement;

      D. The full and prompt payment when due, whether by acceleration or otherwise, of all sums due and owing to each Beneficiary pursuant to the Consulting Agreements referenced in Section 6.2 of the Acquisition Agreement;

      E. The full and prompt payment when due, whether by acceleration or otherwise, of all sums due and owing to each Beneficiary pursuant to the Employment Agreements referenced in Section 6.3 of the Acquisition Agreement; and

      F. Guarantor further agrees to pay Beneficiary all expenses (including reasonable attorneys' fees actually incurred) paid or incurred d by Beneficiary in endeavoring to collect the amounts set forth in Subsections C through E hereinabove that are guaranteed hereby, or any portion thereof, or to enforce this Guaranty.

      2. Guarantor hereby consents and agrees that Beneficiary may at any time, and from time to time, without notice to or further consent from Guarantor, either with or without consideration, surrender any property or other security of like kind or of any kind or nature whatsoever held by it or by any person, firm or corporation on its behalf or for its account, securing any of the Obligations; modify any of the Obligations; extend or renew the Obligations for any period; grant releases, compromises and indulgences with respect to any of the Obligaqtions to any persons or entities now or hereafter liable thereunder or hereunder; or release any Guarantor or any other guarantor of the Obligations. No such action which Beneficiary shall take or fail to take in connection with the Obligations, or any of them, or any security for the payment of the Obligations, shall release Guarantor's obligations hereunder, affect this Guaranty in any way or afford Guarantor any recourse against Beneficiary. The provisions of this Guaranty shall extend and be applicable to all renewals, amendments, extensions, consolidations and modifications of the Obligations, and any and all references herein to the Obligations shall be deemed to include any such renewals, extensions, amendments, consolidations or modifications thereof.

      3. Guarantor hereby waives and agrees not to assert or take advantage of
(a) the defense of the statute of limitations in any action hereunder or for the payment and performance of any of the Obligations hereby guaranteed; (b) any, defense that may arise by reason of the incapacity, lack of authority, death or disability of Guarantor or any other person or entity, (c) any defense based on the failure of Beneficiary to give notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of any person whomsoever, in connection with any Obligations hereby guaranteed; (d) acceptance or notice of acceptance of this Guaranty by Beneficiary; (e) notice of presentment and demand for payment of any of the Obligations hereby guaranteed; (f) protest and notice of dishonor or of default to Guarantor or to any other party with respect to the performance of the Obligations hereby guaranteed; (g) any and all other notices whatsoever to which Guarantor might otherwise be entitled; and (h) any defense based on lack of due diligence by Beneficiary in collection, protection or realization upon any collateral securing the Obligations.

      4. This is a guaranty of payment and performance and not of collection. The liability of Guarantor under this Guaranty shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against any other person, nor against securities or liens available to Beneficiary, its successors, successors-in-title, endorsees or assigns. In the event of a default under the Obligations, or any of them, Beneficiary shall have the right to, enforce its rights, powers and remedies thereunder or hereunder or under any other instrument now or hereafter evidencing, securing or otherwise relating to the transactions contemplated by the Obligations, in any order, and all rights, powers and remedies available to the Beneficiary in such event shall be nonexclusive and cumulative of all other rights, powers and remedies provided thereunder or hereunder or by law or in equity.

      5. Guarantor hereby authorizes Beneficiary, without notice to Guarantor, to apply all payments and credits received regarding the Obligations from any party or from Guarantor or realized from any security in such manner and in such priority as Beneficiary in its sole judgment shall see fit.

      6. The books and records of Beneficiary showing the accounts between Beneficiary, Paramark and Guarantor shall be admissible in evidence in any action or proceeding hereon as prima facie proof of the items set forth therein.

      7. Guarantor agrees that this Guaranty shall be governed by and construed and enforced in accordance with the substantive, and not the conflicts, laws of the State of New Jersey.

      8. Guarantor hereby (a) submits to personal jurisdiction in the State of New Jersey for the enforcement of this Guaranty, and (b) waives any and all personal rights under the law of any state to object to jurisdiction within the State of New Jersey for the purposes of litigation to enforce this Guaranty. Nothing contained herein, however, shall prevent Beneficiary from bringing any action or exercising any rights against any security and against Guarantor personally, and against any property of Guarantor, within any other state. Initiating such proceeding or taking such action in any other state shall in no event constitute a waiver of the agreement contained herein that the laws of the State of New Jersey shall govern the rights and obligations of Guarantor and Beneficiary hereunder or of the submission herein made by Guarantor to personal jurisdiction within the State of New Jersey.

      9. Each Guarantor warrants and represents to Beneficiary that all financial statements heretofore delivered to Beneficiary were true and correct in all material respects on the date delivered to Beneficiary and remain true and correct in all material respects as of the date hereof.

      10. Each Guarantor waives, for himself and family, any and all homestead and exemption rights which he or his family may have under or by virtue of the Constitution or the laws of the United States of America or of any state as against this Guaranty or any renewal hereof, or any indebtedness represented hereby, and does transfer, convey and assign to Beneficiary a sufficient amount of such homestead or exemption as may be allowed, including such homestead or exemption as may be set apart in bankruptcy, to pay all amounts due hereunder in full, with all costs of collection, and does hereby direct any trustee in bankruptcy having possession of such homestead or exemption to deliver to Beneficiary a sufficient amount of property or money set apart as exempt to pay the Obligations guaranteed hereby, or any renewal thereof and does hereby appoint Beneficiary his attorney-in-fact to claim any and all homestead exemptions allowed by law.

      11. As security for the liabilities and obligations of Guarantor hereunder, Guarantor hereby transfers and conveys to Beneficiary any and all balances, credits, deposits, accounts, items and monies of Guarantor now or hereafter in the possession or control of or otherwise with Beneficiary, and Beneficiary is hereby given a lien upon, security title to and a security interest in all property of Guarantor of every kind and description now or hereafter in the possession or control of Beneficiary for any reason, including all dividends and distributions of or other rights in connection therewith. Beneficiary may, without demand or notice of any kind, at any time or from time to time, when any amount shall be due and payable hereunder by Guarantor, appropriate and apply toward the payment of such amount, and in such order of application as Beneficiary may from time to time elect, any property, balances, credits, deposits, accounts, items or monies of Guarantor in the possession or control of Beneficiary for any purpose.

      12. This Guaranty may not be changed orally, and no obligation of Guarantor can be released or waived by Beneficiary or any officer or agent of Beneficiary, except by a writing signed by a Beneficiary. This Guaranty shall be irrevocable by Guarantor until all the Obligations guaranteed hereby have been fully paid. This Guaranty contains the entire agreement by, between and among Guarantor and Beneficiary with respect to the subject matter hereof, and any prior or contemporaneous agreement by, between or among Guarantor and Beneficiary not contained herein, shall have no force or effect.

      13. Each Guarantor hereby transfers and assigns to Beneficiary any right of contribution which any Guarantor may have against any other Guarantor.

      14. The provisions of this Guaranty shall be binding upon each Guarantor and his successors, successors-in-title, heirs, legal representatives and assigns and shall inure to the benefit of Beneficiary, its successors, successors-in-title, heirs, legal representatives and assigns. This Guaranty shall in no event be impaired by any change which may arise by reason of the death of any Guarantor or Beneficiary.

      15. If from any circumstances whatsoever fulfillment of any provisions of this Guaranty, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Guaranty that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity. The provisions of this paragraph shall control every other provision of this Guaranty.

      16. All references to Guarantor and Beneficiary shall be deemed to be references to the individual Guarantor or Beneficiary, or any or all of them, as the context may require. The rights and obligations of each Guarantor and Beneficiary are joint and severally and may be enforced by the Beneficiary jointly or severally against each Guarantor, jointly or severally.

      17. Time is of the essence of this Guaranty.

      IN WITNESS WHEREOF, each Guarantor has executed this Guaranty the day and year first above written.

                                                 /s/ Paul Lovito
                                            ------------------------------------
                                                     PAUL LOVITO

                                                 /s/ Mark Lovito
                                            ------------------------------------
                                                     MARK LOVITO

                                                 /s/ MATTHEW LOVITO
                                            ------------------------------------
                                                     MATTHEW LOVITO

                                                                       Exhibit C

                ASSETS PURCHASE AND SALE AND SECURITY AGREEMENT

This Assets Purchase and Sale Agreement and Bill of Sale (the "Agreement") is made and entered into on the 12th day of October 2000 by and among PARAMARK ENTERPRISES, INC., a Delaware corporation ("Seller") with an address at One Harmon Plaza, Secaucus, New Jersey 07094 and BROOKS STREET COMPANIES, INC, a Nevada corporation ("Purchaser") with an address at 5560 Brooks Street, Montclair, California 91765 and NV COMMERCIAL LLC, a Nevada limited liability company ("NVC LLC") with an address at 5300 W. Sahara, Suite, 101, Las Vegas, Nevada 89126

                                R E C I T A L S

A. Seller, through a wholly owned subsidiary Starbake, Inc., manufactures and sells at wholesale, at and from its commercial bakery facility located at 1919 Friendship Drive, La Jolla, California (the "Bakery") a certain bakery product known as "Pull-Apart Cakes";

B. Seller desires to sell, and Purchaser desires to Purchase, all right, title and interest to the "Pull-Apart Cakes" including any and all know how, equipment and customer lists related thereto (collectively the "Assets"), all as more particularly set forth hereinbelow.

NOW, THEREFORE, in consideration of the recitals and of the representations, warranties, covenants and agreements contained, and intending to be legally bound, the parties agree as follows:

                                   ARTICLE 1

                          PURCHASE AND SALE; ROYALTIES

1.1 AGREEMENT TO SELL. Subject to the terms and conditions of this Agreement, Seller hereby grants, sells, conveys, assigns, transfers and delivers to Purchaser (the "Transfer"), and Purchaser accepts the Transfer and assumes all liabilities arising therefrom, all of Seller's right, title and interest in and to:

(a) the recipe, ingredient list and manufacturing instructions utilized by Seller in the manufacture of "Pull-Apart Cakes";

(b) the equipment utilized by Seller at the Bakery to manufacture the Pull-Apart Cakes, namely a Rondo Make-Up Line, a Rondo Compass 3000 Sheeter and a Rondo PG 101 Climator (the "Equipment");

(c) Seller's rights and obligations under the leases for the Equipment, copies of which are annexed hereto as EXHIBIT A (the "Equipment Leases");

(d) Seller's obligation to purchase a certain existing inventory of private labeled master cases for the Pull-Apart Cakes manufactured prior hereto by Sayco Container Corporation and Matco United, Inc. (collectively the "Packaging Manufacturers") until the entire existing inventory of the Master Cases held by the Packaging Manufacturers shall have been exhausted

(e) all of Seller's rights, title and interest in and to the Broker Agreements pursuant to which the Pull-Apart Cakes are marketed to Seller's customers, copies of which agreements are annexed hereto as EXHIBIT B;

(f) all raw materials, packaging or finished goods (the "Inventory") related solely to the Pull-Apart Cakes and on hand at the Bakery on the Closing Date, as hereinafter defined;

All of the foregoing are hereinafter collectively referred to as the "Assets."

1.2 PURCHASE PRICE; PAYMENT

a. Assets other than Inventory The purchase price for all of the Assets (excluding Inventory) shall be payment by the Purchaser to the Seller of the Royalties, as described and defined in Section 1.3 hereinbelow.

b. Inventory. At the Closing Seller and Purchaser shall determine the amount of the Inventory being turned over to Purchaser and Purchaser shall pay to Seller at the Closing, in addition to the sums set forth in Section 1.2(a) hereinabove, for all of the Inventory an amount equal to the cost of acquisition of the Inventory by Seller.

c. Equipment Lease Adjustments; Assignment Fees. Seller shall be responsible for all payments under the Equipment Leases through the day prior to the Closing Date, Purchaser shall be responsible for all payments under the Equipment Leases commencing on the Closing Date and Seller and Purchaser shall make a cash adjustment for same accordingly at the Closing. Purchaser shall also pay any fees assessed by the lessors under the Equipment Leases in connection with said lessors granting their consent to the assumption of the Equipment Leases by Purchaser.

d. Equipment Lease Security Deposits. To the extent that Seller has delivered, to the respective lessors under the Equipment Leases, security deposits and/or prepaid rent deposits (collectively the "Security Deposits"), and such Security Deposits continue to be held by the respective lessors as of the Closing then Purchaser shall reimburse Seller at the Closing for the full amount of said Security Deposits.

e. Contingent Equipment Lease License. If, as of the Closing Date, Seller shall not have obtained the consent of the lessors under the Equipment Leases (the "Lessor Consent") for the assignment of the Equipment Leases to Purchaser then, until such consent is obtained (i) Purchaser shall take possession of the Equipment at the Closing pursuant to a temporary license granted by Seller by its execution of this Agreement and (ii) Purchase shall make all payments required under the Equipment Leases to Seller at least ten (10) days before their respective due dates. If the Lessor Consent is not obtained by Seller then this Agreement shall terminate and the same termination procedure shall be utilized as set forth in Section
      6.2 hereinbelow or at Buyer's option, Buyer may elect to buy-out equipment leases according to the same terms and procedures set forth in Section 1.3.

1.3 EQUIPMENT LEASE FOR CERTAIN EQUIPMENT SOLD BY RONDO, INC.

a. License for Rondo Equipment Lease. Purchaser acknowledges that the Lessor pursuant to the Equipment Lease for certain Equipment (the "Rondo Equipment") whose named vendor is Rondo, Inc. (the "Rondo Equipment Lease") will not allow assignment of same to Purchaser without a personal guarantee by Purchaser, which personal guarantee Purchaser is unwilling to render. Therefore purchaser shall assume the liabilities for the Rondo Equipment Lease, and will take possession of the Equipment thereunder, pursuant to a license from Seller and will make the required monthly lease payments to Seller, in the amount of $2,183.77, at least ten days before such lease payments become due under the Rondo Equipment Lease.

b. Buy-Out of Rondo Equipment Lease. Seller hereby unconditionally undertakes to buy-out the obligations under the Rondo Equipment Lease no later than April 1, 2001 so that all obligations of Seller under the Rondo Equipment Lease shall be terminated no later than April 1, 2001.

c. Seller's Security Interest in Rondo Equipment. In furtherance of the foregoing, Purchaser hereby grants to Seller a security interest in the Rondo Equipment subject only to the security interest of the lessor under the Rondo Equipment Lease and Purchaser will execute and pay for the filing of a UCC-1 Financing Statement evidencing such security interest.

d. GUARANTEE BY NVC LLC. NVC LLC hereby guarantees (the "NVC LLC Guarantee") to Seller, and is executing this Agreement solely in its capacity as such guarantor, all obligations of Purchaser related to or arising out of the Rondo Equipment and the Rondo Equipment Lease. The NVC LLC Guarantee is unconditional and Seller may seek performance under the NVC LLC Guarantee simultaneously with seeking to enforce the obligation of Purchaser subject to such guarantee

1.4. ROYALTIES.

a. Payment of Royalties. In consideration of the Transfer of the Assets to Purchaser by Seller, Purchaser shall pay to Seller a royalty fee (the "Royalty Fee"), in the amounts and for the period more specifically set forth below, of Licensee's Net Sales (defined below) of Pull Apart Cakes.

b. Amount and Duration of Royalty Fee. The Royalty Fee shall be payable for the period commencing on the Closing Date and through and including November 30, 2004. The Royalty Fee shall be equal to (i) five percent (5%) of all Net Sales made to existing customers (and their respective affiliates and subsidiaries) of Seller, which existing customers are set forth on EXHIBIT C annexed hereto and
(ii) one and a half percent (1.5%) of all Net Sales made to all other customers

c. Net Sales Defined. Net Sales shall mean the gross sales price charged by Purchaser for the Pull Apart Cakes, regardless of collection of revenue, less returns and rebates, if any.

d. When Payment Made. Purchaser shall pay to Seller all royalties due on a monthly basis. The monthly royalty for any given month (or for the first partial month if the Closing takes place in the middle of a month) shall be paid on the tenth (10th) day of each month for the Net Sales of the preceding month.

e. Sales Report, Audits, etc.. Purchaser shall submit to Seller on the fifteenth
(15th) day of each month a sales report detailing the sales of Pull-Apart Cakes during the preceding month. The sales report shall be in the form specified by Seller, and shall include, at a minimum, the gross revenues, net sales, and the unit counts of all sales during the prior month and sales figures by customer. Purchaser shall preserve all books and records regarding the business operations under this Agreement for four (4) years from the date of their preparation. Seller reserves the right to audit or inspect the books and records of Purchaser at any time. If any such audit reveals an underpayment of the Royalty Fee by more than two percent (2%) then Purchaser shall be responsible for all costs and expenses associated with the audit.

                                   ARTICLE 2

                         CLOSING, ITEMS TO BE DELIVERED

2.1 CLOSING. The closing (the "Closing") of the sale and purchase of the Assets shall take place simultaneously with the execution of this Agreement and shall be deemed to have occurred upon the completion of each and all of the following:

a. Receipt by both Seller and Purchaser of counterpart fully executed copies of this Agreement not later than October 20, 2000;

b. Receipt by Seller of the payments and adjustments required pursuant to Sections 1.2(b) through 1.2(d) of this Agreement; and

c.    Delivery of control of the Assets to Purchaser at the Bakery

The date of the Closing is sometimes referred to as the "Closing Date."

2.2 ITEMS TO BE DELIVERED AT CLOSING. At the Closing and subject to the terms and conditions contained in this Agreement:

(a) Seller Deliveries. Seller will deliver to the Purchaser the Assets at the Bakery (Purchaser shall be solely responsible for any costs associated with transferring the Assets from the Bakery to Purchaser's business premises);

(b) Purchaser Deliveries. The Purchaser will deliver to Seller payment for the Inventory by certified check or wire transfer:

                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

3.1 REPRESENTATIONS AND WARRANTIES OF SELLER. Seller warrants and represents to Purchaser, all to its knowledge and without making any independent inquiries in connection with this Agreement, that as of the date hereof and as of the Closing Date::

(a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) Seller has the corporate power, authority and legal right to execute, deliver and perform this Agreement and the execution, delivery and performance of this Agreement by Seller have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by a duly authorized officer of Seller, and this Agreement constitutes, and such instruments when executed and delivered will constitute, legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms.

(c) Seller has good, valid and marketable title to the Assets, all in the form described hereinabove.

3.2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. Purchaser represents and warrants to Seller, jointly and severally, as of the date of this Agreement as follows:

(a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Seller has qualified to do business as a foreign corporation in the State of California.

(b) Purchaser has the corporate power, authority and legal right to execute, deliver and perform this Agreement and the execution, delivery and performance of this Agreement by Purchaser have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by a duly authorized officer of Purchaser, and this Agreement constitutes, and such instruments when executed and delivered will constitute, legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms.

(c) Purchaser has been given full disclosure, by Seller or Seller's representatives, with regard to the Business and the Assets sufficient in order for Seller to enter into this Agreement and acquire the Assets.

(d) Purchaser acknowledges that it is acquiring all of the tangible and intangible Assets in their AS IS physical and legal condition without any representation or warranty by Seller whatsoever except as may be specifically set forth in this Agreement.

(e) Purchaser acknowledges that Seller has made no representations with regard to the nature or success of the Pull-Apart Cakes or income to be derived from the sale thereof and Purchaser is acquiring same with the sole intent of relying on its own efforts and abilities in maintaining and continuing the sale of Pull-Apart Cakes.

3.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties, covenants and agreements made by the parties in this Agreement shall survive the Closing.

                                   ARTICLE 4

                                INDEMNIFICATION

4.1 INDEMNIFICATION BY SELLER. From and after the Closing, Seller will indemnify and hold harmless Purchaser against and in respect of (a) any and all liabilities and obligations of any nature whatsoever relating to the Assets prior to the Closing; (b) any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other proceedings or investigations against Seller and relating to the Assets and which result from or arise out of any event, occurrence, action, inaction or transaction occurring prior to the Closing Date; (c) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this
Section 4.1.

4.2 INDEMNIFICATION BY THE PURCHASER. From and after the Closing, the Purchaser will indemnify and hold harmless Seller against and in respect of (a) any and all liabilities and obligations of any nature whatsoever relating to the Purchaser or the Purchaser's business, prior to the Closing; (b) any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other proceedings or investigations against any to Purchaser, the Purchaser's business or the Assets and which result from or arise out of any event, occurrence, action, inaction or transaction occurring after the Closing Date;
(c) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 4.2.

4.3 PROCEDURE. Notice must be given within a reasonable time after discovery of any fact or circumstance on which a party could claim indemnification ("Claim" or "Claims"). If the party, in order to fulfill its obligations to the other party must take legal action or if the party is involved in legal action, the outcome of which could give rise to its seeking indemnification, one party shall consult with the other party with respect to such legal action and allow it to participate therein.

No Claim for which indemnification is asserted shall be settled or compromised without the written consent of Seller and the Purchaser; provided, however, if a party does not consent to a bona fide settlement proposed by the other, the other party shall be liable for indemnification only to the lesser of the final judgment or the amount to be paid in settlement.

Subject to the provisions of the Section, neither party shall have recourse for indemnification until the Claims are fully and finally resolved. For a period of thirty (30) days following the giving of the notice of such Claim, the Purchaser and Seller shall attempt to resolve any differences they may have with respect to such Claim. If a resolution is not reached within the thirty (30) day period (unless the parties agree to extend the period), the matter may be submitted to a court of competent jurisdiction.

A Claim shall be deemed finally resolved in the event a matter is submitted to a court, upon the entry of judgment by a court of final authority.

                                   ARTICLE 5

                           NON-COMPETITION AGREEMENT

5.1 NON-COMPETITION AND NON-DISCLOSURE. Following the Closing Date, Seller and its officers, directors, employees, subsidiaries and affiliates agree, that for a period of four (4) years after the Closing Date, it will not:

a. Engage or become interested, directly or indirectly, in the manufacturing or sale of bakery products materially identical to the Pull-Apart Cakes anywhere in the United States if such engagement would result in the sale of Competing Products in United States;

b. Divulge, communicate, or utilize for the benefit of anyone other than the Purchaser, any confidential information of or pertaining to the Assets.

5.2 EQUITABLE REMEDIES. Seller specifically acknowledges and agrees that the remedy at law for any breach of any provision of this Article 5 by Seller will be inadequate and that Purchaser, in addition to any other relief available to it, shall be entitled to the issuance of a restraining order or any other similar equitable relief by any court of proper jurisdiction with regard to such breach.

                                   ARTICLE 6

      TRANSACTION SUBJECT AND CONTINGENT ON TRANSACTION WITH RICH PRODUCTS

6.1 TRANSACTION CONTINGENT ON RICH PRODUCTS TRANSACTION. Purchaser acknowledges and understands that this Agreement is contingent on Seller closing on an Asset Purchase Agreement being entered into approximately simultaneously herewith between Seller and Rich Products Manufacturing Corporation (the "Rich Products Transaction").

Pursuant to the Rich Products Transaction Seller is conveying its remaining interests in the Bakery to Rich Products Manufacturing Corporation ("Rich Products"). In the event the Rich Products Transaction does not close by February 28, 2001, for any reason whatsoever including a willful default thereunder by Seller, then this Agreement shall be terminated and Purchaser shall be obligated to reconvey the Assets to Seller, all as more particularly set forth hereinbelow.

6.2 PROCEDURE IN THE EVENT OF TERMINATION OF THE RICH PRODUCTS TRANSACTION. If Purchaser shall receive written notice (the "Termination Notice") from Seller, or Seller's counsel, at any time up to February 28, 2001, that the Rich Products Transaction has been terminated then each and all of the following shall occur or shall be deemed to have occurred:

a. All right, title and interest to the Assets shall be deemed to have been automatically reconveyed to Seller simultaneously with the Termination Notice.

b. Seller and Purchaser shall make immediate arrangements for the Seller's repurchase from Purchaser of the Inventory, at cost, as then existing,

c. Purchaser shall have no obligation to make any further payments of Royalty Fees after the date of its receipt of the Termination Notice even if such Royalty Fees would otherwise have been due and payable to Seller. However Seller shall have no obligation to refund any Royalty Fees forwarded by Purchaser to Seller prior to Purchaser's receipt of the Termination Notice.

d. Purchaser shall fully cooperate with Seller in effectuating the intent of this Article VI so that Seller may reassume control of the Assets as same was held by Seller prior to the Closing.

                                   ARTICLE 7

                                 MISCELLANEOUS

7.1 BROKERS' AND FINDERS' FEES. Seller represents and warrant to the Purchaser, and Purchaser represents and warrants to Seller that all negotiations relative to this Agreement have been carried on by the parties directly without the intervention of any person who may be entitled to any brokerage or finder's fee or other commission in respect of this Agreement or the consummation of the transactions contemplated hereby. Seller agrees to indemnify and hold harmless Purchaser, and Purchaser agrees to indemnify and hold harmless Seller, as the case may be, against any and all claims, losses, liabilities and expenses which may be asserted against or incurred by them as a result of either party's dealings, arrangements or agreements with any such person or entity.

7.2 SALES, TRANSFER AND DOCUMENTARY TAXES, ETC. Neither Seller nor the Purchaser shall be responsible for the other's sales, transfer or documentary taxes, if any, due as a result of the transfer of the Assets to the Purchaser.

7.3 EXPENSES. The parties shall pay their own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby.

7.4 CONTENTS OF AGREEMENT; PARTIES IN INTEREST; ETC. This Agreement sets forth the entire understanding of the parties with respect to the transactions contemplated hereby. It shall not be amended or modified except by written instrument duly executed by each of the parties hereto. Any and all previous agreements and understanding between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

7.5 ASSIGNMENT AND BINDING EFFECT. Neither Seller nor Purchaser shall assign this Agreement nor any part of it, nor delegate any obligation imposed by this Agreement without the prior written consent of the other. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of Seller and Purchaser.

7.6 WAIVER. Any term or provision of this Agreement may be waived at any time by the party or parties entitled to the benefit thereof by a written instrument duly executed by such party or parties.

7.7 NOTICES. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally, by guaranteed overnight courier or sent by fax or by registered or certified mail, postage prepaid, to Seller's and Purchaser's respective address set forth hereinabove or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered or faxed.

7.8 GOVERNING LAW. This Agreement shall be governed by and interpreted and enforced in accordance with the laws, and in the courts, of the State of New Jersey with regard to any and all matters, issues, claims and controversies relating to, or arising out of, payments due to Seller hereunder, control of the Assets by the party entitled to same as the case may be pursuant to this Agreement and indemnification of Seller by Purchaser pursuant to Section 4.2 hereinabove. This Agreement shall be governed by and interpreted and enforced in accordance with the laws, and in the courts, of the State of California with regard to all other matters hereunder.

7.9 NO BENEFIT TO OTHERS. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their heirs, administrators, legal representatives, successors and assigns, and they shall not be construed as conferring any rights on any other persons.

7.10 SEVERABILITY. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts and any parties hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first written.

          SELLER:

          PARAMARK ENTERPRISES, INC..


                   By:  /s/ Alan S. Gottlich
                        ------------------------------------
                        Alan S. Gottlich, President

          PURCHASER:

          BROOKS STREET BAKING COMPANY


                   By:  /s/ Fred Scalzo
                        ------------------------------------
                        Fred Scalzo, President

          GUARANTOR:

          NV COMMERCIAL LLC


                   By:
                        ---------------------------

                                                                       Exhibit D

                            ASSET PURCHASE AGREEMENT

      ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of October 9, 2000, between Rich Products Manufacturing Corporation, a Delaware corporation d/b/a Jon Donaire Desserts, with its principal office located at 1150 Niagara Street, Buffalo, New York ( "Buyer"), Rich Products Corporation, a Delaware corporation with its principal office located at 1150 Niagara Street, Buffalo, New York ( "RPC") and Starbake, Inc., a Delaware corporation, with its principal office located at 1919 Friendship Drive, El Cajon, California, ("Starbake"), a wholly owned subsidiary of Paramark Enterprises, Inc., a Delaware corporation with its principal office located at One ("Paramark"). Paramark and Starbake are hereinafter collectively referred to as "Seller"

                             W I T N E S S E T H :

      WHEREAS, Seller is engaged in the business of manufacturing and selling certain bakery goods and other food products, including cinnamon rolls, cinnachips, bundt cakes, brownies, sheet cakes, iced cakes, decorated cakes, torte cakes, rugulach and cobblers (collectively, the "Business");

      WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase from Seller, certain assets of the Business, all on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the representations and warranties made herein, and of the mutual benefits to be derived hereby, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                        SALE AND PURCHASE OF THE ASSETS

      1.1 Assets. Subject to and upon the terms and conditions set forth in this Agreement, at the Closing, Seller will sell, transfer, convey, assign and deliver to Buyer good and marketable title, free and clear of all liens, liabilities, encumbrances, security interests, claims, and other restrictions, and Buyer will purchase or acquire from Seller, all right, title and interest of Seller in and to (i) the assets listed in Schedule 1.1 hereto (the "Specified Assets") and (ii) the properties, assets and rights of every nature, kind and description, tangible and intangible (including goodwill), whether real, personal or mixed, whether accrued, contingent or otherwise and whether now existing or hereinafter acquired (other than the Excluded Assets, as such term is defined below) primarily relating to or used or held for use in connection with the Business as the same may exist on the Closing Date and all in their AS IS condition without any representation and warranty whatsoever except as may be specifically set forth in this Agreement (collectively, the "Assets"). Buyer will agree to buy certain items of finished goods inventory, ingredients and packaging inventory as shall be mutually agreed upon by Buyer and Seller (the "Inventory").

      1.2 Excluded Assets. Seller will retain and not transfer to Buyer in connection with this Agreement (a) cash and cash equivalents, (b) accounts receivable, and (c) Seller's corporate records, minute books, stock books and tax returns, (except to the extent that such records are necessary for Buyer to operate the Business after the Closing, Buyer shall be entitled to make one copy of such necessary documentation in accordance with Section 4.1.3 hereto).

      1.3 Parties to Act as Collection Agents for Other Parties Accounts Receivable. To the extent that either party to this Agreement receives payment, after the Closing, on an account receivable that was actually due and owing to the other party, the receiving party shall hold such accounts receivable payment in trust for the other party and shall turn same over to the other party as soon as practicable after the receipt thereof.

      1.4 Allocation of Accounts Receivable Payments from Shared Customers. In furtherance of the intent of Section 1.4 hereinabove, if either party receives a payment on an accounts receivable after the Closing and such payment is (i) from a customer of the Business that purchased bakery products from the Business both before and after the Closing and (ii) the payment received is not designated as a payment on a specific invoice or invoices submitted by either Seller or Buyer, then each of such payments shall be applied by the receiving party thereof as follows:

            (a) First to any amounts due and owing from said customer to the receiving party pursuant to invoices that are outstanding for more than thirty
(30) days and that relate solely to the Business; and

            (b) Thereafter, to amounts due and owing to the non-receiving party by the same customer on accounts receivable relating solely to the Business.

                                   ARTICLE II

                                    CLOSING

      2.1 Place and Date. The closing (the "Closing") of the sale and purchase of the Assets shall take place at 10:00 a.m. p.d.t. within seven (7) business days of Seller having obtained the consent of its shareholders to this transaction, as more specifically set forth below. If personal appearances are required, the Closing will occur at 1150 Niagara Street, Buffalo, New York, or, if such appearances are not required, such other time and place upon which the parties may mutually agree in writing.

      2.2 Purchase Price. On the terms and subject to the conditions set forth in this Agreement, Buyer agrees to pay or cause to be paid to Seller, an aggregate of One Million Nine Hundred United States Dollars (U.S. $1,900,000), payable by wire transfer to accounts designated by Seller as follows:

      a.    $900,000.00 at the Closing;

      d. $125,000.00 on or before each of June 1st and December 1st of each of 2001, 2002, 2003 and 2004.

      2.2A RPC Guarantee. Subject to Section 4.1.8 below, RPC hereby guarantees (the "RPC Guarantee"):

      a. All payments owing to Seller from Buyer under this Agreement and the License Agreement;

      b. All payments due and owing pursuant to the Consulting Agreements described hereinbelow in Section 4.3.6;

      c. The obligation of Buyer to proceed to Closing pursuant to this Agreement.

      The RPC Guarantee is unconditional, except as it may be limited by the potential offsets arising out of Section 4.1.8 of this Agreement, and Seller may seek performance under the RPC Guarantee simultaneously with seeking to enforce the obligation of Buyer subject to the RPC Guarantee

      2.3 Meaning of Closing. Closing, as used in this Agreement, shall mean, as the context requires, either (a) the date of Closing on this Agreement or (b) the date of entry into the License Agreement between Seller and Buyer as described in Section 4.3.7 below.

      2.4 Assumption of Liabilities. Buyer will assume the liabilities of Seller specifically set forth and identified on Schedule 2.4 and Schedule 2.4.1 hereto (collectively, the "Assumed Liabilities"). Except for the Assumed Liabilities, Buyer will not assume, be liable for, or become responsible for any liability of Seller of any nature, whether accrued, absolute, contingent or otherwise.

      2.5 Equipment and Other Lease Security Deposits. Certain of the Assumed Liabilities consist of Seller's liabilities under equipment leases, and/or car leases and or the lease for the premises in La Jolla, California, where the Business is maintained by Seller (collectively the "Assumed Leases), all as more particularly set forth on Schedule 2.4. To the extent that Seller has delivered to the respective lessors under any or all of the Assumed Leases, the security deposits and/or prepaid rent deposits set forth on Schedule 2.4 hereto (collectively the "Security Deposits"), and such Security Deposits continue to be held by the respective lessors as of the Closing, then Buyer shall reimburse Seller at the Closing for the full amount of said Security Deposits.

      2.6 Adjustment for Assumed Liabilities. Seller shall be responsible for all payments under the Assumed Liabilities through the day prior to the Closing Date, Buyer shall be responsible for all payments under the Assumed Liabilities commencing on the Closing Date and Seller shall make a cash adjustment for same accordingly at the Closing.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      3.1 Representations and Warranties of Seller. Seller represents and warrants to Buyer as follows:

            3.1.1 General Representations.

                  (a) Corporate Status. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to carry on its business and to own or lease and to operate its properties as and in the places where such business is conducted and such properties are owned, leased or operated.

                  (b) Authority Relative to Agreement. The execution, delivery and performance of this Agreement and all other agreements, certificates and instruments contemplated hereby (collectively, the "Ancillary Agreements") by Seller and consummation by Seller of the transactions contemplated hereby and thereby have been duly and effectively authorized by all necessary action, and this Agreement constitutes, and each Ancillary Agreement when executed will constitute, a legal, valid and binding obligation of Seller enforceable against it in accordance with its respective terms.

            3.1.2 Financial Statements. The balance sheet of Seller as at July 31, 2000 (the "Interim Balance Sheet") and the related statement of income for the seven month period then ended (including the notes thereto) (the "Interim Statements") and the audited balance sheet of Seller as of December 31, 1999 (the "Audited Balance Sheet") and the related statements of income for the calendar year then ended (the "Audited Statements") heretofore delivered by Seller to Buyer, are accurate and complete in all respects and present fairly the financial position of Seller as of such dates and the results of its operations and changes in its financial position for such periods, and have been prepared in conformity with generally accepted accounting principles. December 31, 1999 is sometimes hereinafter referred to as the "Audited Balance Sheet Date".

            3.1.3 Absence of Changes. Since the Audited Balance Sheet Date, Seller has conducted the Business only in the ordinary course consistent with prior practice and has not, on behalf of, in connection with or relating to the Business or the Assets:

                  (a) to the best knowledge of Seller, suffered any event which has or may have a material adverse effect on the Business or the Assets (a "Material Adverse Affect");

                  (b) incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of business consistent with prior practice, none of which liabilities, in any case or in the aggregate, could have a Material Adverse Effect;

                  (c) discharged or satisfied any lien other than those then required to be discharged or satisfied, or paid any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, other than current liabilities shown on the Audited Balance Sheet and current liabilities incurred since the Audited Balance Sheet Date in the ordinary course of business, consistent with prior practice;

                  (d) mortgaged, pledged or subjected to lien, any property, business or assets, tangible or intangible, held in connection with the Business;

                  (e) sold, transferred, leased to others or otherwise disposed of any of the Assets, except for inventory sold in the ordinary course of business, or canceled or compromised any debt or claim, or waived or released any right of substantial value;

                  (f) received any notice of termination of any contracts, lease or other agreement or suffered any damage, destruction or loss (whether or not covered by insurance) which, in any case or in the aggregate, has had a Material Adverse Effect;

                  (g) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any Intellectual Property, or modified any existing rights with respect thereto;

                  (h) made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, incentive, retention or other compensation, retirement, welfare, fringe or severance benefit or vacation pay, to or in respect of any shareholder, director, officer, employee, distributor or agent of Seller relating to the Business;

                  (i) encountered any labor union organizing activity, had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts, or had any material change in its relations with its employees, agents, customers or suppliers;

                  (j) failed to replenish inventories and supplies in a normal and customary manner consistent with its prior practice and prudent business practices prevailing in the industry, or made any purchase commitment in excess of the normal, ordinary and usual requirements of its business or at any price in excess of the then current market price or upon terms and conditions more onerous than those usual and customary in the industry;

                  (k) instituted, settled or agreed to settle any litigation, action or proceeding before any court or governmental body relating to the Business or the Assets other than in the ordinary course of business consistent with past practices but not in any case involving amounts in excess of $10,000;

                  (l) entered into any transaction, contract or commitment other than in the ordinary course of business.

            3.1.4 Litigation. There is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or to the best knowledge of Seller threatened against or relating to Seller in connection with the Assets or the Business or against or relating to the transactions contemplated by this Agreement, and Seller does not know or have reason to be aware of any basis for the same. No fines or penalties have been asserted against Seller with respect to the Business under any environmental law or any foreign, federal, state or local law relating to occupational health or safety.

            3.1.5 Operation of the Business. (a) Seller has conducted the Business only through Seller and not through any other divisions or any direct or indirect Affiliate of Seller and (b) no part of the Business is operated by Seller through any entity other than Seller. An "Affiliate" of an entity is any person or entity (a "Person") that controls, is under common control with, or is controlled by such entity.

            3.1.6 Assets. Seller has good and marketable title to all of the Assets free and clear of any and all liens, except as set forth on Schedule
3.1.6 hereto. The Assets comprise all
assets and services required for the continued procedural conduct of the Business by Buyer in materially the same manner as currently being conducted by Seller. The Assets, taken as a whole, constitute all the properties and assets relating to or used or held for use in connection with the Business during the past twelve months (except inventory sold, cash disposed of, accounts receivable collected, prepaid expenses realized, contracts fully performed, properties or assets replaced by equivalent or superior properties or assets, in each case in the ordinary course of business, employees not hired by Buyer, and the Excluded Assets).

            3.1.7 Inventories. To the best knowledge of Seller, (a) all items included in the Inventory are of good, usable and merchantable quality in all material respects and do not include obsolete or discontinued items and (b)all such items of Inventory are of such quality as to meet the quality control standards of Buyer and any applicable governmental quality control standards. All items included in the Inventory that are finished goods are saleable as current inventories at the current prices thereof in the ordinary course of business. All items included in the Inventory are recorded on the books of the Business at the lower of cost or market value on a consistent basis.

            3.1.8 Product Warranties. Except for warranties under applicable law,(a) there are no warranties express or implied, written or oral, with respect to the products of the Business and (b) there are no pending or, to the best knowledge of Seller, threatened claims with respect to any such warranty, and to the best knowledge of Seller, Seller has no liability with respect to any such warranty, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due.

            3.1.9 Intellectual Property.

                  (a) Title. To the best knowledge of Seller, none of the items of intellectual property comprising part of the Assets as listed in Schedule
3.1.9 hereto (collectively, the "Intellectual Property") are subject to any outstanding licenses, liens, encumbrances, claims or other restrictions or rights of others, and there are no pending or, to the best knowledge of Seller, threatened challenges to any of the Intellectual Property. To the best knowledge of Seller, the Business as heretofore conducted does not infringe or constitute, and has not infringed or constituted, an unlawful invasion of any rights of any Person and no notice of any such infringement or invasion has been received by Seller. Seller has the right to use, free and clear of the claims or rights of others, all Intellectual Property. To the best knowledge of Seller, the Intellectual Property constitutes all such property necessary to conduct the Business as heretofore conducted.

                  (b) Transfer. Immediately after the Closing, Buyer will own all of the Intellectual Property, free from any liens, claims and encumbrances and on the same terms and conditions as in effect prior to the Closing.

                  (c) No Infringement. To the best knowledge of Seller, The conduct of the Business does not infringe or otherwise conflict with any rights of any Person in respect of any Intellectual Property. To the best knowledge of Seller, None of the Intellectual Property is being infringed or otherwise used or available for use, by any other Person.

                  (d) No Intellectual Property Litigation. No claim or demand of any Person has been made nor is there any proceeding that is pending, or to the knowledge of Seller after due inquiry, threatened, nor is there a reasonable basis therefor, which (i) challenges the rights of Seller in respect of any Intellectual Property, (ii) asserts that Seller is infringing or otherwise in conflict with, or is, required to pay any royalty, license fee, charge or other amount with regard to, any Intellectual Property, or (iii) claims that any default exists under any agreement related to any of the Intellectual Property. The Intellectual Property is not subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, arbitrator, or administrative agency, or has been the subject of any litigation within the last five years, whether or not resolved in favor of Seller.

            3.1.10 Insurance. Seller has delivered to Buyer a complete and correct list and summary description of all insurance policies maintained by Seller for the benefit of or in connection with the Assets or the Business together with all riders and amendments thereto. Such policies are in full force and effect, and all premiums due thereon have been paid. Seller has complied in all material respects with the terms and provisions of such policies.

            3.1.11 Leases.

                  (a) Seller has delivered to Buyer a correct and complete copy of the Lease Agreement concerning Seller's commercial bakery facility located at 1919 Friendship Drive, El Cajon, California, including without limitation, any amendments or addendum's thereto (the "Lease").

                  (b) The Lease is legal, valid, binding, enforceable, and in full force and effect. Neither Seller nor, to the best of Seller's knowledge, any other party is in default, violation or breach in any respect under the Lease, and, to the best of Seller's knowledge, no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would constitute a default, violation or breach in any respect under the Lease.

            3.1.12 Employees, Labor Matters, Etc. Seller is not a party to or bound by any collective bargaining agreement and there are no labor unions or other organizations representing, purporting to represent or, to the best of Seller's knowledge, attempting to represent any employees employed in the operation of the Business. There has not occurred or, to the best of Seller's knowledge, been threatened any material strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any employees employed in the operation of the Business. There are no labor disputes currently subject to any grievance procedure, arbitration or litigation and there is no representation petition pending or, to the best knowledge of Seller, threatened with respect to any employee employed in the operation of the Business. Seller has complied with all provisions of applicable law pertaining to the employment of employees, including, without limitation, all such laws relating to labor relations, equal employment, fair employment practices, entitlements, prohibited discrimination or other similar employment practices or acts, except for any failure so to comply that, individually or together with all such other failures, has not and will not result in a material liability or obligation on the part of Buyer or the Business.

            3.1.13 Employment by Buyer. Upon the Closing, Buyer may, but shall have no obligation to, offer employment to any employee of Seller.

            3.1.14 Liability. Regardless of whether Buyer offers employment to any employee of Seller, Seller shall retain and pay all obligations and liabilities arising out of Seller's employment of its employees and the termination thereof, including, but not limited to obligations and liabilities for all claims with respect to wages, benefits, workers compensation, disability, unemployment insurance and related matters, regardless of when any such claims are made.

            3.1.15 Employment of Seller's Employees.

                  (a) For a period of two (2) years from the Closing Date, Seller will not, and will not permit any of its Affiliates to, solicit, offer to employ or retain the services of or otherwise interfere with the relationship of Buyer with any Person employed by or otherwise engaged to perform services for Buyer in connection with the operation of the Business.

                  (b) Neither Buyer nor any of its Affiliates shall have any liability with respect to any employee of Seller or benefit plan of Seller or any of its Affiliates or any claim thereof or related thereto. From and after the Closing, Seller and its Affiliates shall, jointly and severally, remain solely responsible for any and all benefit liabilities in respect of such employees, and their beneficiaries and dependents, relating to or arising in connection with or as a result of: (i) the employment or the actual or constructive termination of employment of any such employee by Seller; (ii) the participation in or accrual of benefits or compensation under, or the failure to participate in or to accrue compensation or benefits under, any benefit plan or other employee or retiree benefit or compensation plan, program, practice, policy, agreement or arrangement of Seller or any of its Affiliates ; or (iii) accrued but unpaid salaries, wages, bonuses, incentive compensation, vacation or sick pay or other compensation or payroll items (including, without limitation, deferred compensation), except, in any such case, to the extent any such liability is (x) specifically assumed by Buyer pursuant to this Agreement or (y) reflected on the Audited Balance Sheet or relates to services rendered and arose after the Audited Balance Sheet Date in the ordinary course of business, consistent with the prior practice of Seller and in accordance with this Agreement (applied as if the provisions of Section 4.1 had been in effect from the close of business on the Audited Balance Sheet Date through the Closing Date).

            3.1.16 Employee Benefit Plans and Related Matters.

                  (a) Employee Benefit Plans. Schedule 3.1.16 sets forth a true and complete list of each "employee benefit plan", as such term is defined in section 3(3) of the Employee Income Retirement Security Act ("ERISA"), whether or not subject to ERISA, and each bonus, incentive or deferred compensation, severance, termination, retention, change of control, stock option, stock appreciation, stock purchase, phantom stock or other equity-based, performance or other employee or retiree benefit or compensation plan, program, arrangement, agreement, policy or understanding, whether written or unwritten, that provides or may provide benefits or compensation in respect of any employee or former employee employed or formerly employed in the operation of the Business or the beneficiaries or dependents of any such employee or former employee (such employees, former employees, beneficiaries and dependents collectively, the "Employees") or under which any of the Employees is or may become eligible to participate or derive a benefit and that is or has been maintained or established by Seller or any other trade or business, whether or not incorporated, which, together with Seller is or would have been at any date of determination occurring within the preceding six years treated as a single employer under section 414 of the Internal Revenue Code (the "Code") (such other trades and businesses collectively, the "Related Persons"), or to which Seller or any Related Person contributes or is or has been obligated or required to contribute or with respect to which Seller or the Business may have any liability or obligation (collectively, the "Plans"). With respect to each such Plan, Seller has provided Buyer complete and correct copies of: all written Plans; descriptions of all unwritten Plans; all trust agreements, insurance contracts or other funding arrangements; the two most recent actuarial and trust reports; the two most recent Forms 5500 and all schedules thereto; the most recent IRS determination letter; current summary plan descriptions; all material communications received from or sent to the Internal Revenue Service (the "IRS"), the Pension Benefit Guaranty Corporation or the Department of Labor (including a written description of any oral communication); an actuarial study of any post-employment life or medical benefits provided under any such Plan, if any; statements or other communications regarding withdrawal or other multi employer plan liabilities, if any; and all amendments and modifications to any such document Seller has not communicated to any Employee of any intention or commitment to modify any Plan or to establish or implement any other employee or retiree benefit or compensation arrangement.

                  (b) Qualification. Each Plan (including all amendments thereto) intended to be qualified under section 401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter from the IRS as to its qualification under the Code and to the effect that each such trust is exempt from taxation under section 501(a) of the Code, and nothing has occurred since the date of such determination letter that could adversely affect such qualification or tax-exempt status.

                  (c) Compliance; Liability.

                        (i)   No Plan is subject to section 412 of the Code or
                              section 302 or Title IV of ERISA.

                        (ii) No liability has been or is expected to be incurred by Seller, any of its Affiliates or the Business (either directly or indirectly, including as a result of an indemnification obligation) under or pursuant to Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code relating to employee benefit plans that could, following the Closing, become or remain a liability of the Business or become a liability of Buyer or of any employee benefit plan established or contributed to by Buyer and, to the best knowledge of Seller and its Affiliates after due inquiry, no event, transaction or condition has occurred or exists that could result in any such liability to the Business or, following the Closing, Buyer.

                        (iii) Each of the Plans has been operated and
                              administered in all respects in compliance with all applicable laws, except for any failure so to comply that, individually or together with all other such failures, has not and will not result in a material liability or obligation on the part of the Business, or, following the Closing, Buyer, and has not had or resulted in, and will not have or result in, a Material Adverse Effect. There are no material pending or, to the best knowledge of Seller after due inquiry, threatened claims by or on behalf of any of the Plans, by any Employee or otherwise involving any such Plan or the assets of any Plan (other than routine claims for benefits).

                        (iv)  No Plan is a "multiemployer plan" as defined in
                              Section 414(f) of the Code or Sections 3(37) or 4001(a)(3) of ERISA or is a "multiple employer plan" within the meaning of Section 413(c) of the Code or Sections 4063,

                              4064 or 4066 of ERISA.

                        (v) All contributions required to have been made by Seller and each Related Person to any Plan under the terms of any such Plan or pursuant to any applicable collective bargaining agreement or applicable law have been made within the earliest time prescribed by any such Plan, agreement or applicable law.

                        (vi) No Employee is or may become entitled to post-employment benefits of any kind by reason of employment in the Business, including, without limitation, death or medical benefits (whether or not insured), other than (a) coverage provided pursuant to the terms of any Plan specifically identified as providing such coverage in Schedule
                              3.1.16 or mandated by section 4980B of the Code
                              (b) retirement benefits payable under any Plan qualified under section 401(a) of the Code or (c) deferred compensation accrued as a liability on the Audited Balance Sheet or incurred after the Audited Balance Sheet Date in the ordinary course of business consistent with the prior practice of Seller, pursuant to the terms of a Plan. The consummation of the transactions contemplated by this Agreement, will not result in an increase in the amount of compensation or benefits or the acceleration of the vesting or timing of payment of any compensation or benefits payable to or in respect of any Employee.

            3.1.17 Records. The minute books of Seller insofar as they relate to or affect the Business and the Assets are substantially complete and correct in all material respects. The books of account of Seller, insofar as they relate to or affect the Business and the Assets, are true, complete and correct in all material respects.

            3.1.18 Disclosure. No representation or warranty by Seller contained in this Agreement nor any statement or certificate furnished or to be furnished by or on behalf of Seller to Buyer or its representatives in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements contained herein or therein not misleading.

                                   ARTICLE IV

                                   COVENANTS

      4.1 Covenants of Seller.

            4.1.1 Conduct of Business. From the date hereof to the Closing Date, except as expressly permitted or required by this Agreement or as otherwise consented to by Buyer in writing, Seller will:

                  (a) carry on the Business in, and only in, the ordinary course, in substantially the same manner as heretofore conducted, and use all reasonable efforts to preserve intact its present business organization, maintain its properties in good operating condition and repair, keep available the services of its present officers and significant employees, and preserve its relationship with customers, suppliers and others having business dealings with it, to the end that its goodwill and going business shall be in all material respects unimpaired following the Closing;

                  (b) pay accounts payable and other obligations of the Business when they become due and payable in the ordinary course of business consistent with prior practice;

                  (c) perform in all material respects all of its obligations under all contracts and other agreements and instruments relating to or affecting the Business or the Assets, and comply in all material respects with all applicable laws applicable to it, the Assets or the Business;

                  (d) not enter into or assume any material agreement, contract or instrument relating to the Business, or enter into or permit any material amendment, supplement, waiver or other modification in respect thereof;

                  (e) not grant (or commit to grant) any increase in the compensation (including incentive or bonus compensation) of any employee employed in the operation of the Business or institute, adopt or amend (or commit to institute, adopt or amend) any compensation or benefit plan, policy, program or arrangement or collective bargaining agreement applicable to any such employee; and

                  (f) not take any action or omit to take any action, which action or omission would result in a breach of any of the representations and warranties set forth in Section 3.1.3.

            4.1.2 No Solicitation. During the term of this Agreement, Seller, any of its Affiliates or any Person acting on its behalf shall not (i) solicit or encourage any inquiries or proposals for, or enter into any discussions with respect to, the acquisition of any properties and assets held for use in connection with, necessary for the conduct of, or otherwise material to, the Business or (ii) furnish or cause to be furnished any non-public information concerning the Business to any Person (other than Buyer and its agents and representatives), other than in the ordinary course of business or pursuant to applicable law and after prior written notice to Buyer. Seller shall not sell, transfer or otherwise dispose of, grant any option or proxy to any Person with respect to, create any lien, claim or encumbrance upon, or transfer any interest in, any Asset, other than in the ordinary course of business and consistent with this Agreement.

            4.1.3 Access and Information.

                  (a) So long as this Agreement remains in effect, Seller will (and will cause its Affiliates, respective accountants, counsel, consultants, employees and agents to) give Buyer, Buyer's prospective lenders and investors, and their respective accountants, counsel, consultants, employees and agents, full access during normal business hours to, and furnish them with all documents, records, work papers and information with respect to, all of such Person's properties, assets, books, contracts, commitments, reports and records relating to the Business, as Buyer shall from time to time reasonably request. In addition, Seller will permit Buyer, Buyer's prospective lenders and investors, and their respective accountants, counsel, consultants, employees and agents, reasonable access to such personnel of Seller during normal business hours as may be necessary or useful to Buyer in its review of the properties, assets and business affairs of the Business and the above-mentioned documents, records and information. Seller will keep Buyer generally informed as to the affairs of the Business.

                  (b) Seller will retain all books and records relating to the Business in accordance with Seller's record retention policies as presently in effect. During the four-year period beginning on the Closing Date, Seller shall not dispose of or permit the disposal of any such books and records not required to be retained under such policies without first giving sixty (60) days' prior written notice to Buyer offering to surrender the same to Buyer at Buyer's expense.

            4.1.4 Public Announcements. Except for the filing of an accurate registration statement with the Securities and Exchange Commission (the "SEC") and as required by Applicable Law, Seller shall not, and it shall not permit any Affiliate to, make any public announcement in respect of this Agreement or the transactions contemplated hereby without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed.

            4.1.5 Further Actions.

                  (a) Seller agrees to use all reasonable good faith efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated hereby.

                  (b) Seller will, as promptly as practicable, file or supply, or cause to be filed or supplied, all applications, notifications and information required to be filed or supplied by Seller pursuant to applicable law in connection with this Agreement.

                  (c) Seller, as promptly as practicable, will use all reasonable efforts to obtain, or cause to be obtained, all consents necessary for the parties to consummate the transactions contemplated by this Agreement. Buyer agrees to use reasonable commercial efforts to assist Seller in obtaining such consents.

                  (d) Seller will coordinate and cooperate with Buyer in exchanging such information and supplying such reasonable assistance as may be reasonably requested by Buyer in connection with this Agreement.

            4.1.6 Further Assurances. Following the Closing, Seller shall, and shall cause its Affiliates to, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by Buyer, to confirm and assure the rights and obligations provided for in this Agreement, and render effective the consummation of the transactions contemplated thereby.

            4.1.7 Bulk Sales. In lieu of complying with the provisions of the California Commercial Code relating to Bulk Sales, Seller covenants and agrees to defend, hold harmless and indemnify Buyer from and against any and all loss, liability, damage or claim whatsoever arising out of the failure or alleged failure to comply with said provisions of the California Commercial Code (including, but without limitation, claims, actions or suits by Creditors of Seller) and all reasonable costs and expenses including, but without limitation, reasonable attorneys' fees incident thereto.

            4.1.8 Setoff. Seller further agrees in the event that in addition to the remedies set forth in this Agreement, and without limiting any other remedy Buyer and/or RPC may have as a result of a breach by Seller of the foregoing covenants, Buyer and/or RPC may set off the costs, expenses, losses, liabilities and damages incurred by Buyer and/or RPC (but only to the extent such costs, expenses, losses, liabilities and damages represent actual out of pocket costs paid by Buyer and/or RPC to unaffiliated third parties) as a result of any breach or failure to pay by Seller relating to the payment of any amounts owing to Buyer and/or RPC, whether under this Agreement or otherwise.

      4.2 Covenants of Buyer.

            4.2.1 Public Announcements. Prior to the Closing, except as required by Applicable Law, Buyer shall not, and shall not permit its Affiliates to, make any public announcement in respect of this Agreement or the transactions contemplated hereby without the prior written consent of Seller, which consent shall not be unreasonably withheld.

            4.2.2 Further Actions.

                  (a) Buyer agrees to use all reasonable good faith efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated hereby.

                  (b) Buyer will, as promptly as practicable, file or supply, or cause to be filed or supplied, all applications, notifications and information required to be filed or supplied by Buyer pursuant to applicable law in connection with this Agreement.

                  (c) Buyer will coordinate and cooperate with Seller in exchanging such information and supplying such reasonable assistance as may be reasonably requested by Seller in connection with this Agreement.

            4.2.3 Further Assurances. Following the Closing, Buyer shall, and shall cause its Affiliates to, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by Seller, to confirm and assure the rights and obligations provided for in this Agreement, and render effective the consummation of the transactions contemplated thereby.

      4.3 Other Covenants and Conditions of Closing.

            4.3.1 Subsequent Monthly Financial Statements. Seller's monthly financial statements for each month after July 31, 2000 shall have been provided to Buyer and shall (a) contain no liabilities different in kind or in scope from the liabilities set forth in the Audited Balance Sheet, and (b) confirm and be consistent with the information concerning the Business (including the projected results of operations) previously provided to Buyer by Seller prior to the date hereof.

            4.3.2 Corporate Proceedings. Buyer shall have received a certificate of the Secretary of Seller certifying that Seller has adopted necessary resolutions on a director and shareholder level authorizing the transaction contemplated herein.

            4.3.3 Transfer Documents. Seller shall have delivered to Buyer at the Closing all documents, certificates and agreements necessary to transfer to Buyer good and marketable title to the Assets, free and clear of any and all liens, claims and encumbrances thereon, including without limitation:

                  (a) a bill of sale, assignment and general conveyance, in form and substance reasonably satisfactory to Buyer, dated the Closing Date, with respect to the Assets; and

                  (b) assignments of all assumed contracts that are a part of the Assumed Liabilities, including the Lease in the form attached as Exhibit 4.3.3(b), and assignments of the Intellectual Property and any other agreements and instruments constituting Assets, dated the Closing Date, assigning to Buyer all of Seller's right, title and interest therein and thereto, with any required consents included.

            4.3.4 Consents and Estoppel. Buyer shall have received consents to the assignment of the Lease to Buyer from the lessor of the Lease. Buyer shall also have received estoppel certificates addressed to Buyer and from the lessor of the Lease, dated within 45 days of the Closing Date, identifying the Lease documents and any amendments thereto, stating that the Lease is in full force and effect and, to the best knowledge of the lessor, that Seller is not in default under the Lease and no event has occurred that, with notice or lapse of time or both, would constitute a default by Seller under the Lease and containing any other information reasonably requested by Buyer.

            4.3.5 Corporate Proceedings. All corporate proceedings shall be reasonably satisfactory in substance and form to both parties, and their respective counsel, and each such party shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

            4.3.6 Consulting Agreements. Seller and Buyer shall have entered into the four (4) year consulting agreements in substantially the same form as the forms of Consulting Agreements attached as Exhibit 4.3.6.

            4.3.7 License Agreement. Simultaneous with the execution of this Agreement, Seller and Buyer shall have entered into the License Agreement attached as Exhibit 4.3.7 hereto.

                                   ARTICLE V

                                  TERMINATION

      5.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

                  (a) by the written agreement of Buyer and Seller;

                  (b) by either Seller or Buyer by written notice to the other party if the transactions contemplated hereby shall not have been consummated pursuant hereto by December 31, 2000, unless (i) such date shall be extended by the mutual written consent of Seller and Buyer (ii) Seller shall, at such time, be actively engaged in soliciting the approval of the shareholder's of its parent company to the transaction contemplated by this Agreement in which event the Agreement may not be terminated unless the said shareholders refuse to grant said approval within a reasonable time after December 31, 2000;

                  (c) by Buyer by written notice to Seller if the representations and warranties of Seller shall not have been true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) as of the date when made; or

                  (d) by Seller by written notice to Buyer if the representations and warranties of Buyer shall not have been true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) as of the date when made.

      5.2 Effect of Termination. In the event of the termination of this Agreement, this Agreement shall become void and have no effect, without any liability to any Person in respect hereof or of the transactions contemplated hereby on the part of any party hereto, or any of its directors, officers, employees, agents, consultants, representatives, advisers, stockholders or Affiliates, except for any liability resulting from such party's breach of this Agreement.

                                   ARTICLE VI

                           NON-COMPETITION AGREEMENT

      6.1 Non-competition and Non-disclosure. Following the Closing Date, Seller agrees not to:

            a. engage or become interested, directly or indirectly, as owner, employee, partner, through stock ownership (except ownership of less than one percent (1%) of the number of shares outstanding of any securities which are listed for trading on any securities exchange), investment of capital, lending of money or property, rendering of services, or otherwise, whether alone or in association with others, in the operation of any business engaged in the manufacturing of bakery products materially the same as the bakery products that are a part of the Business as of the date of Closing anywhere in the United States of America (the "Territory");

            b. solicit or accept orders for services competitive to those heretofore provided or sold by the Seller as a part of the Business anywhere in the Territory from any then or previous customer of the Seller or otherwise induce or attempt to induce any such customer to reduce such customer's patronage of the Business; or

            c. divulge, communicate, or utilize for the benefit of anyone other than the Buyer, any confidential information of or pertaining to the Business or any of its customers.

      6.2 Equitable Remedies. Seller specifically acknowledges and agrees that the remedy at law for any breach of any provision of this Article VI will be inadequate and that Buyer, as applicable, in addition to any other relief available to it, shall be entitled to the issuance of a restraining order or any other similar equitable relief by any court of proper jurisdiction.

                                  ARTICLE VII

                                 MISCELLANEOUS

      7.1 Indemnification.

                  (a) By Seller. Seller covenants and agrees to defend, indemnify and hold harmless Buyer, its officers, directors, employees, agents, advisers, representatives and Affiliates (collectively, the "Buyer Indemnities") from and against, and pay or reimburse Buyer Indemnities for, any and all claims, liabilities, obligations, losses, fines, costs, royalties, proceedings, deficiencies or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims) including out-of-pocket expenses and reasonable attorneys' and accountants' fees incurred in the investigation or defense of any of the same or in asserting any of their respective rights hereunder (collectively, "Losses"), resulting from or arising out of, but not limited to:

                        (i) any inaccuracy of any representation or warranty made by Seller herein;

                        (ii) any failure of Seller to perform any covenant or agreement hereunder or fulfill any other obligation in respect hereof;

                        (iii) any liabilities (other than the Assumed Liabilities);

                        (iv)   any of the Excluded Assets;

                        (iv)   any and all Taxes of Seller;

                        (vi) any and all Benefit Liabilities in respect of Employees;

                        (vii) all liabilities and costs arising out of the operations of the Business prior to the Closing Date or relating to the Excluded Assets; and

                        (viii) any product liability claim with respect to
                               products manufactured or sold or events occurring prior to the Closing.

                  (b) By Buyer. Buyer covenants and agrees to defend, indemnify and hold harmless Seller and its officers, directors, employees, agents, advisers, representatives and Affiliates (collectively, the "Seller Indemnities") from and against any and all Losses resulting from or arising out of:

                        (i) any inaccuracy in any representation or warranty by Buyer made herein;

                        (ii) any failure of Buyer to perform any covenant or agreement hereunder or fulfill any other obligation in respect hereof;

                        (iii) the operation of the Business by Buyer or Buyer's
                              ownership, operation or use of the Assets or performance under the Assumed Liabilities or employment of any Employees employed by Buyer or product liability claim with respect to products manufactured or sold by Buyer, provided such activities and or liabilities follow or arise out of Buyer's actions after the Closing Date, and except to the extent such Losses result from or arise out of any liabilities of Seller.

                  (c) Indemnification Procedures. In the case of any claim asserted by a third party against a party entitled to indemnification under this Agreement (the "Indemnified Party"), notice shall be given by the Indemnified Party to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any claim or any litigation resulting therefrom, provided that (i) the counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party, (ii) the Indemnified Party may participate in such defense at such Indemnified Party's expense, and (iii) the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is materially damaged as a result of such failure to give notice. Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement 'that provides for injunctive or other non-monetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. In the event that the Indemnified Party shall in good faith determine that the conduct of the defense of any claim subject to indemnification hereunder or any proposed settlement of any such claim by the Indemnifying Party might be expected to affect adversely the Indemnified Party's Tax liability or the ability of Buyer to conduct the Business, or that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim at the sole cost of the Indemnifying Party, provided that if the Indemnified Party does so take over and assume control, the Indemnified Party shall not settle such claim or litigation without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld. In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand and shall be entitled to settle or agree to pay in full such claim or demand. In any event, the Indemnifying Party and the Indemnified Party shall cooperate in the defense of any claim or litigation and the records of each shall be available to the other with respect to such defense.

      7.2 Survival of Representations and Warranties, Etc. The representations and warranties contained in Article III of this Agreement shall survive the execution and delivery of this Agreement for a period of two (2) years after the Closing Date.

      7.3 Expenses. Seller, on the one hand, and Buyer, on the other hand, shall bear their respective expenses, costs and fees (including attorneys', auditors' and financial commitment fees) in connection with the transactions contemplated hereby, including the preparation, execution and delivery of this Agreement and compliance herewith (the "Transaction Expenses"), whether or not the transactions contemplated hereby shall be consummated.

      7.4 Severability. If any provision of this Agreement, including any phrase, sentence, clause, section or subsection is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

      7.5 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or (c) sent by next-day or overnight mail or delivery or (d) sent by telecopy or telegram.

                               (i)      if to Buyer to,

                                        Rich Products Manufacturing Corporation
                                        1150 Niagara Street
                                        Buffalo, New York  14213
                                        Attn:   William E. Grieshober, Jr.

                               (ii)     if to Seller to,

                                        Starbake, Inc.
                                        c/o Paramark Enterprises, Inc.
                                        One Harmon Plaza
                                        Secaucus, New Jersey   07094
                                        Attention: Alan S. Gottlich, President

                                        With a copy to:

                                        Saul Feiger, Esq.
                                        152-18 Union Turnpike
                                        Kew Garden Hills, New York 11367

or, in each case, at such other address as may be specified in writing to the other parties hereto. All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w)if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the seventh business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, (z) if by telecopy or telegram, on the next day following the day on which such telecopy or telegram was sent, provided that a copy is also sent by certified or registered mail.

      7.7 Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

      7.7 Entire Agreement. This Agreement constitutes the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

      7.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

      7.9 Governing Law, Etc. This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the law of the State of California, without giving effect to the conflict of laws rules thereof.

      7.10 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

      7.11 Assignment. This Agreement shall not be assignable or otherwise transferable by any party hereto without the prior written consent of the other party hereto, provided that Buyer may assign this Agreement effective on the Closing Date to any Affiliate of Buyer, provided, that no assignment shall in any way affect Buyer's obligations or liabilities under this Agreement.

      7.12 No Third Party Beneficiaries. Except as provided in Section 8.2 with respect to indemnification of Indemnified Parties hereunder, nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and their respective heirs, successors and permitted assigns.

      7.13 Amendment; Waivers, Etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy or breach of any representation, warranty, covenant or agreement or failure to fulfill any condition shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement as to which there is no inaccuracy or breach. The representations and warranties of Seller shall not be affected or deemed waived by reason of any investigation made by or on behalf of Buyer (including but not limited to by any of its advisors, consultants or representatives) or by reason of the fact that Buyer or any of such advisors, consultants or representatives knew or should have known that any such representation or warranty is or might be inaccurate.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

RICH PRODUCTS MANUFACTURING           STARBAKE, INC.
     CORP.

By                                    By /s/ Alan S. Gottlich
  ------------------------               -------------------------------

Title                                 Title    President
     ---------------------                 -----------------------------


RICH PRODUCTS CORPORATION             PARAMARK ENTERPRISES, INC.

By                                    By /s/ Alan S. Gottlich
  ------------------------               -------------------------------

Title                                 Title President
     ---------------------                 -----------------------------

                                                                       Exhibit E

                              CONSULTING AGREEMENT

      This Consulting Agreement (the "Agreement"), dated as of August 22, 2001, between PAUL LOVITO, MATTHEW LOVITO and MARK LOVITO (collectively "Lovito") with an address at 2855 North University Drive Road, Suite 320, Coral Springs, FL 33065 and CHARLES N. LOCCISANO("Consultant"), an individual with his principal address at 18 Leonard Drive, Morganville, NJ 07251

                                    RECITALS

      A. Simultaneously herewith the parties hereto, Alan S. Gottlich and Paramark Enterprises, Inc. ("Paramark") are closing on a transaction (the "Acquisition Transaction") pursuant to which, inter alia, Lovito (i) is acquiring 500,000 shares of Paramark common stock and (b) will become the officers and the members of the Board of Directors of Paramark;

      B. Prior to the full consummation of the Acquisition Transaction, Consultant is and was, since 1992, the Chairman of the Board of Directors and the Chief Executive Officer of Paramark;

      C. Lovito desires to benefit from the foregoing expertise of the Consultant and the Consultant desires to provide such expertise to Lovito, upon the terms and subject to the conditions as hereinafter set forth.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Engagement of Consultant. Lovito and Consultant agree that during the Consulting Term (as defined in Section 2 hereof) Lovito shall engage the Consultant and the Consultant shall render to Lovito such services as are reasonably requested by Lovito from time to time with respect to aiding and advising Lovito in the transition of management control of Paramark to Lovito. The Consultant hereby accepts such engagement and agrees to devote such time as is necessary to the performance of his duties hereunder, but in no event in excess of the following parameters:

      a. Up to ten (10) working days of on site consulting during each year of the Consulting Term, as and to the extent requested by Lovito in writing, at Paramark's place of business but not more than two (2) consecutive days of work in each event unless Consultant voluntarily agrees to extend said limitation at his sole discretion.

      b. Reasonable telephone and written consulting services, as requested by Lovito in writing.

2. Consulting Term. Subject to the provisions in Section 4 hereof, the term of this Agreement shall commence on the date hereof and shall continue for a period of twelve (12) months from the date hereof (the "Consulting Term").

3. Compensation and Expenses. During the Consulting Term, as compensation for its services hereunder, the Consultant will be paid Eighteen Thousand Dollars ($18,000) payable in twelve (12) equal monthly installments commencing on the date of this Consulting Agreement and each every thirty (30) days thereafter until fully paid (the "Compensation"). The Consultant will not receive nor be entitled to any increases to the Compensation for any reason whatsoever. Lovito will reimburse Consultant for all pre-approved out of pocket expenses incurred by Consultant in providing the services hereunder including all travel, lodging and meal expenses arising out of on-site consulting.

4. Termination. Any provision of this Agreement to the contrary notwithstanding, Lovito may terminate this consulting arrangement only as a result of a commission by the Consultant of an act of fraud upon, or willful misconduct toward Lovito or Paramark.

5. Independent Contractor. This Agreement does not create, and shall not be construed as creating, any relationship of agency, partnership, or employment between the parties. Lovito and Consultant enter this Agreement as and shall remain independent parties. Neither party shall have the right or authority to assume, create, or enlarge any obligation or commitment on behalf of the other and shall not represent itself as having the authority to bind the other in any manner.

6. Notices. If it is necessary at any time during the Consulting Term for the Consultant or Lovito to give notice to the other party hereto, such notice must be given in writing delivered in person or mailed by certified mail, return receipt requested, to the addresses first set forth above or such other address of which one party may notify the other in writing. Notices are effective when personally delivered or when placed in the mail.

7. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of New Jersey, without regard to conflicts of law principles.

8. Severability, Amendment, Integration. Should any provision of this Agreement be adjudged to any extent invalid by any competent tribunal, such provision will be deemed modified to the extent necessary to make it enforceable. This Agreement may not be modified or varied except by an agreement in writing signed by the party against whom enforcement of such modification is sought. This Agreement sets forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written regarding such subject matter.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

-------------------------------------
         CHARLES N. LOCCISANO

                                            ------------------------------------
                                                     PAUL LOVITO


                                            ------------------------------------
                                                     MARK LOVITO


                                            ------------------------------------
                                                     MATTHEW LOVITO

                                                                       Exhibit F

                              CONSULTING AGREEMENT

      This Consulting Agreement (the "Agreement"), dated as of August 22, 2001, between PAUL LOVITO, MATTHEW LOVITO and MARK LOVITO (collectively "Lovito") with an address at 2855 North University Drive Road, Suite 320, Coral Springs, FL 33065 and ALAN S. GOTTLICH("Consultant"), an individual with his principal address at 8 Edward Court, Tenafly, NJ 07670

                                    RECITALS

      A. Simultaneously herewith the parties hereto, Charles. N. Loccisano and Paramark Enterprises, Inc. ("Paramark") are closing on a transaction (the "Acquisition Transaction") pursuant to which, inter alia, Lovito (i) is acquiring 500,000 shares of Paramark common stock and (b) will become the officers and the members of the Board of Directors of Paramark;

      B. Prior to the full consummation of the Acquisition Transaction, Consultant is and was, since 1992, a member of the Board of Directors, the Chief Financial Officer and President of Paramark;

      C. Lovito desires to benefit from the foregoing expertise of the Consultant and the Consultant desires to provide such expertise to Lovito, upon the terms and subject to the conditions as hereinafter set forth.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Engagement of Consultant. Lovito and Consultant agree that during the Consulting Term (as defined in Section 2 hereof) Lovito shall engage the Consultant and the Consultant shall render to Lovito such services as are reasonably requested by Lovito from time to time with respect to aiding and advising Lovito in the transition of management control of Paramark to Lovito. The Consultant hereby accepts such engagement and agrees to devote such time as is necessary to the performance of his duties hereunder, but in no event in excess of the following parameters:

      a. Up to ten (10) working days of on site consulting during each year of the Consulting Term, as and to the extent requested by Lovito in writing, at Paramark's place of business but not more than two (2) consecutive days of work in each event unless Consultant voluntarily agrees to extend said limitation at his sole discretion.

      b. Reasonable telephone and written consulting services, as requested by Lovito in writing.

2. Consulting Term. Subject to the provisions in Section 4 hereof, the term of this Agreement shall commence on the date hereof and shall continue for a period of twelve (12) months from the date hereof (the "Consulting Term").

3. Compensation and Expenses. During the Consulting Term, as compensation for its services hereunder, the Consultant will be paid Six Thousand Dollars ($6,000) payable in twelve (12) equal monthly installments commencing on the date of this Consulting Agreement and each every thirty (30) days thereafter until fully paid (the "Compensation"). The Consultant will not receive nor be entitled to any increases to the Compensation for any reason whatsoever. Lovito will reimburse Consultant for all pre-approved out of pocket expenses incurred by Consultant in providing the services hereunder including all travel, lodging and meal expenses arising out of on-site consulting.

4. Termination. Any provision of this Agreement to the contrary notwithstanding, Lovito may terminate this consulting arrangement only as a result of a commission by the Consultant of an act of fraud upon, or willful misconduct toward Lovito or Paramark.

5. Independent Contractor. This Agreement does not create, and shall not be construed as creating, any relationship of agency, partnership, or employment between the parties. Lovito and Consultant enter this Agreement as and shall remain independent parties. Neither party shall have the right or authority to assume, create, or enlarge any obligation or commitment on behalf of the other and shall not represent itself as having the authority to bind the other in any manner.

6. Notices. If it is necessary at any time during the Consulting Term for the Consultant or Lovito to give notice to the other party hereto, such notice must be given in writing delivered in person or mailed by certified mail, return receipt requested, to the addresses first set forth above or such other address of which one party may notify the other in writing. Notices are effective when personally delivered or when placed in the mail.

7. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of New Jersey, without regard to conflicts of law principles.

8. Severability, Amendment, Integration. Should any provision of this Agreement be adjudged to any extent invalid by any competent tribunal, such provision will be deemed modified to the extent necessary to make it enforceable. This Agreement may not be modified or varied except by an agreement in writing signed by the party against whom enforcement of such modification is sought. This Agreement sets forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written regarding such subject matter.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

-------------------------------------
         ALAN S. GOTTLICH


                                            ------------------------------------
                                                     PAUL LOVITO


                                            ------------------------------------
                                                     MARK LOVITO


                                            ------------------------------------
                                                     MATTHEW LOVITO